SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBEYOND, INC.

(Name of Registrant as Specified In Its Charter)

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320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(678) 424-2400

NOTICE OF ANNUAL MEETING

TO BE HELD JUNE 12, 2009

The 2009 Annual Meeting of Stockholders of Cbeyond, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 12, 2009, at 9:30 a.m., local time, at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

1. To elect the Class I directors to hold office until the 2012 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

2. To ratify the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To approve the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated to add additional performance goals, for Section 162(m) purposes;

4. To approve the Cbeyond, Inc. Senior Executive Bonus Plan for Section 162(m) purposes; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

The Board of Directors has fixed April 16, 2009, as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders or any adjournments thereof.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2008 Annual Report to Stockholders for the fiscal year ended December 31, 2008.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Kurt Abkemeier, by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors,

J. Robert Fugate, Chief Financial Officer

April 23, 2009

Atlanta, Georgia

CBEYOND, INC.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held at 9:30 a.m., June 12, 2009

The proxy statement is available at: http://ir.cbeyond.net/annual-proxy.cfm and the annual report to stockholders (Form 10-K) is available at: http://ir.cbeyond.net/annuals.cfm.

The materials available at the website are the proxy statement and annual report to stockholders (Form 10-K).

The annual meeting of stockholders will be held at 9:30 a.m., local time, on June 12, 2009 at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339. The matters to be covered are noted below:

1. Election of Directors;

2. Ratification of the Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3. Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated to add additional performance goals, for Section 162(m) purposes;

4. Approval of the Cbeyond, Inc. Senior Executive Bonus Plan for Section 162(m) purposes; and

5. Other matters as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of Cbeyond recommends voting FOR Proposal 1—Election of Directors, Proposal 2—Ratification of the Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, Proposal 3—Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated, and Proposal 4—Approval of the Cbeyond, Inc. Senior Executive Bonus Plan.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Kurt Abkemeier; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(678) 424-2400

PROXY STATEMENT

The Board of Directors (the “Board”) of Cbeyond, Inc. (the “Company”), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 12, 2009, at 9:30 a.m., local time, at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders on or about April 29, 2009.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company as of 5:00 p.m., April 16, 2009 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 29,656,992 shares of common stock, par value $0.01 per share (the “Common Stock”).

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in very limited circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company’s Bylaws for approval of proposals presented to stockholders. In general, our Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Proxies

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	delivering written notice of revocation to the Company, Attention: Kurt Abkemeier;

•	delivering a duly executed proxy bearing a later date to the Company; or

•	attending the Annual Meeting and voting in person.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted “FOR” the election of directors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The Company does not expect to pay special fees to a third party proxy solicitor.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently comprises nine members divided into three classes. Each year at the Annual Meeting, the stockholders vote on the election of the members of the current expiring class, or other nominees, for a three year term of office. The term of office of the Class I directors expires at this year’s Annual Meeting, the term of office of the Class II directors expires at the 2010 Annual Meeting, and the term of office of the Class III directors expires at the 2011 Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office.

Nominees for election to the Board shall be approved by a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

The following table lists the Class I directors who have been nominated for election to serve until the Annual Meeting in 2012 and the Class II and III directors who will continue to serve until the Annual Meeting in 2010 and 2011 respectively:

Class I Nominees (Term Expiring 2012)	Class II Directors (Term Expiring 2010)	Class III Directors (Term Expiring 2011)
D. Scott Luttrell James N. Perry, Jr. Martin Mucci	John H. Chapple Robert Rothman Open	James F. Geiger Douglas C. Grissom David A. Rogan

Our Board has approved the nominations of Messrs. Luttrell, Perry, and Mucci as Class I directors for election at the Annual Meeting to serve until the Annual Meeting in 2012 or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office. Mr. Luttrell has been nominated for election as a Class I director, and the Company expects to fill by interim appointment the vacancy in Class II from the seat Mr. Luttrell previously occupied. The Company expects that a Director appointed to fill Mr. Luttrell’s vacancy will seek election by the shareholders when the Class II term expires in 2010. Set forth below are the names and other information pertaining to the Board’s nominees and other current directors:

James F. Geiger	Director since 1999

Mr. Geiger, age 50, has been our Chairman, President and Chief Executive Officer since he founded Cbeyond in 1999. Prior to founding Cbeyond, Mr. Geiger was Senior Vice President and Chief Marketing Officer of Intermedia Communications. Mr. Geiger was also in charge of Digex, Intermedia’s complex web-hosting organization, since acquisition and until just prior to its carve-out IPO. Before joining Intermedia, Mr. Geiger was a founding principal and CEO of FiberNet, a metropolitan area network provider, sold to Intermedia in 1996. In the 1980’s Mr. Geiger held various sales and marketing management positions at Frontier Communications, Inc. He began his career at Price Waterhouse (now PricewaterhouseCoopers LLP) and received a bachelor’s degree in accounting and pre-law from Clarkson University. In addition, Mr. Geiger serves on the boards of directors of the Marist School, an independent Catholic School of the Marist Fathers and Brothers, the Hands On Network, a national volunteer organization that promotes civic engagement in communities, and ReachLocal, a privately held venture capital-backed company headquartered in Woodland Hills, CA, focused on online advertising and search optimization for small businesses.

John H. Chapple	Director since 2004

Mr. Chapple, age 56, is President of Hawkeye Investments LLC, a privately-owned equity firm. Mr. Chapple has over 26 years of experience in the wireless communications and cable television industries. Prior to forming Hawkeye, he worked to organize Nextel Partners, a provider of digital wireless services in mid-size and smaller markets throughout the U.S. He became President, Chief Executive Officer, and Chairman of the Board of Nextel Partners (purchased by Sprint Communications in July 2006) and its subsidiaries in August 1998. From 1995 to 1997, Mr. Chapple was the President and Chief Operating Officer for Orca Bay Sports and Entertainment in Vancouver, B.C. Orca Bay owned and operated Vancouver’s National Basketball Association and National Hockey League sports franchises in addition to the General Motors Place sports arena and retail interests. From 1988 to 1995, he served as Executive Vice President of Operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies. From 1983 to 1988, he served as Senior Vice President of Operations for American Cablesystems after moving from Rogers Cablesystems where he had served on the senior management team since 1978. Mr. Chapple is the past chairman of Cellular One Group and the Personal Communications Industry Association, past vice-chairman of the CTIA-The Wireless Association and has been on the Board of Governors of the NHL and NBA. Mr. Chapple is currently on the Syracuse University Board of Trustees as Chairman and on the advisory board for the Maxwell School of Syracuse University. He is also on the Board of Directors of Yahoo! Inc., a leading global Internet company; Seamobile Enterprises, a privately held company providing integrated wireless services at sea; Telesphere, a privately held VoIP (Voice over Internet Protocol) company based in Phoenix, Arizona; and on the advisory boards of Diamond Castle Holdings, LLC, a private equity firm based in New York City, the Daniel J. Evans School of Public Affairs at the University of Washington and Apostle Islands Historic Preservation Conservancy of Wisconsin. Mr. Chapple received a bachelor’s degree from Syracuse University and a graduate degree from Harvard University’s Advanced Management Program.

Douglas C. Grissom	Director since 2000

Mr. Grissom, age 42, serves as a designee of Madison Dearborn Partners. Prior to joining Madison Dearborn Partners in 1999, Mr. Grissom was with Bain Capital, Inc., McKinsey & Company, Inc. and Goldman, Sachs & Co. Mr. Grissom concentrates on investments in the communications industry and currently serves on the boards of directors of Asurion Corporation and Great Lakes Dredge & Dock Corporation. Mr. Grissom received a bachelor’s degree from Amherst College and an MBA from Harvard Business School.

D. Scott Luttrell	Director since 2000

Mr. Luttrell, age 54, is the founder of LCM Group, Inc., an investment company based in Tampa, Florida specializing in alternative asset management and consulting services; including hedge fund, private equity and real estate investing. Since 1988, Mr. Luttrell has served as CEO of LCM Group, Inc. Mr. Luttrell served from 1991 through 2000 as principal and senior officer of Caxton Associates, LLC, a New York based diversified investment firm. Mr. Luttrell’s responsibilities with Caxton included Senior Trading Manager, Director of Global Fixed Income and a senior member of the firm’s portfolio risk management committee. Mr. Luttrell has diverse investment experience in private equity, foreign exchange, fixed income and the alternative investment asset class. Mr. Luttrell serves on the boards of directors of several private companies and is active in various academic and not-for-profit organizations, including Southern Methodist University’s Cox School of Business Executive Board, the Governance Board of the Tampa Metropolitan YMCA and the Board of Directors of Honduras Outreach. Mr. Luttrell is founder and trustee of The Light Foundation, a Tampa based charitable foundation. Mr. Luttrell received a bachelor’s degree in Business Administration/Finance from Southern Methodist University in Dallas, Texas.

Martin Mucci	Director since 2008

Mr. Mucci, age 49, is Senior Vice President of Operations for Paychex, Inc. and is responsible for all operations, customer service of the company’s payroll and human resource clients as well as product management and information technology functions. Prior to joining Paychex, Mr. Mucci was the CEO of Frontier Telephone of Rochester and president of telephone operations with responsibility for the operations, customer service, and financial performance of Frontier’s local telephone companies. Mr. Mucci holds a bachelor’s degree in accounting from St. John Fisher College in Rochester, New York and received an MBA through the University of Rochester’s William E. Simon Graduate School of Business. In 2007, he completed a two-year term as Chairman of the Rochester Business Alliance Board of Directors where he remains a member of the Board of Directors and Executive Committee. He is currently Chairman of the St. John Fisher College Board of Trustees. Mr. Mucci also serves as the chairman of the Catholic Family Center Board of Governors. He is a past chair of the Rochester Walk to Cure Diabetes to benefit the Juvenile Diabetes Research Foundation, a past member of the United Way of Greater Rochester Board of Directors and Finance Committee, the New York State Business Council Board of Directors and the Industrial Management Council of Rochester (now part of the Rochester Business Alliance). In 1999, Mr. Mucci received the Excellence in Management Award from St. John Fisher College in recognition of his professional accomplishments in business and service to his community.

James N. Perry, Jr.	Director since 2000

Mr. Perry, age 48, serves as a designee of Madison Dearborn Partners. Mr. Perry is a managing director at Madison Dearborn Partners, which he co-founded. Previously, Mr. Perry was with First Chicago Venture Capital. Mr. Perry concentrates on investments in the communications industry and currently serves on the boards of directors of Asurion Corporation, MetroPCS Communications, Inc., Sorenson Communications Holdings, LLC, The Topps Company, Inc., Univision Communications Inc., and Catholic Relief Services. Mr. Perry received his bachelor’s degree from the University of Pennsylvania and his MBA from the University of Chicago, Graduate School of Business.

Patrick S. Pittard	Director since 2008

Mr. Pittard, age 63, has served on the faculty of Terry Business School of the University of Georgia since 2002 and serves on the Board of Directors of Artisan Funds. Prior to 2002, he served as the Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc. (HSII), a worldwide provider of executive-level search and leadership services. He has held or currently holds board positions which include HSII (former Chairman), Lincoln National Corporation, Artisan Funds, LeadersOnline (former Chairman), University of Georgia Foundation (former Chairman), Revenue Analytics, EHS, Greensboro Baseball LLC and MCG Health. He accepted the Governor’s nomination to the Georgia Board of Regents. Mr. Pittard received his bachelor’s degree in Business Administration from the University of Georgia.

David A. Rogan	Director since 2006

Mr. Rogan, age 51, is Vice President of Cisco Systems, Inc. He is responsible for managing Cisco’s growing, global captive financial services company and wholly-owned subsidiary, Cisco Systems Capital, where he also serves as its President and General Manager. Mr. Rogan previously served as Vice President, Treasurer for Cisco Systems and was responsible for worldwide treasury needs which include: funding and project financing; portfolio management; day-to-day cash management; risk management; global bank relations; foreign exchange and interest rate risk management; and stock administration. Prior to joining Cisco, Mr. Rogan was the Assistant Treasurer at Apple Computer, Inc. for more than four years, where his major responsibilities were worldwide funding, investments, and financial market risk management. He also spent more than five years with General Motors in New York in various treasury-related positions, most recently as Director of Foreign Exchange and International Cash Management. Mr. Rogan has a bachelor’s degree from the University of Connecticut and an MBA from the University of Chicago, Graduate School of Business.

Robert Rothman	Director since 2004

Mr. Rothman, age 56, serves as a designee of certain of our investors. Mr. Rothman is Chairman and Chief Executive Officer of Black Diamond Group, Inc. and Executive Chairman of Florida Bank Group, Inc. in Tampa, Florida. He was Chairman of the Board and Chief Executive Officer of Consolidated International Group, Inc., which owned and operated insurance companies in Europe and North America, from 1987 to 1999. Prior to founding the Consolidated Group of Companies in 1987, he was Executive Vice President and Chief Financial Officer of Beneficial Insurance Group. Mr. Rothman is a member of the Advisory Council for the University of Chicago Graduate School of Business and Chairman of the Board of H. Lee Moffitt Cancer Center & Research Institute, Inc. Mr. Rothman obtained a B.A. Degree in Economics from Queens College of the City University of New York and an MBA in Finance from the University of Chicago, Graduate School of Business.

The three nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the election of each of the Class I nominees named above.

BOARD OF DIRECTORS AND COMMITTEES

Meetings and Organization

During 2008, the Board met six times. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of the Board during 2008, except Mr. Perry. Each director, during his term as director, attended at least 75% of the aggregate number of meetings of the committees of the Board during 2008 of which he was a member. During 2008, the Board had a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Company encourages but does not require all of its directors to attend the Annual Meeting. Two directors attended the 2008 Annual Meeting.

Code of Ethics

The Company’s code of ethics may be found on the Company’s website at www.cbeyond.net. The Company shall provide to any person without charge, a copy of the code of ethics, by sending a request to the Company in care of the Secretary of the Board.

Director Independence

The listing standards of the Nasdaq Global Market (“Nasdaq”) require that a majority of the Board be independent. A director does not qualify as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable rules and regulations of the Securities and Exchange Commission’s (the “SEC”) and the Nasdaq listing standards, the Board has determined that all of the directors are independent, other than Mr. Geiger. In reviewing director independence, the Board determined that Mr. Rogan’s position as an executive of Cisco Systems, Inc., a significant supplier of equipment, software and services to the Company, did not violate his independence as a director.

Communication with Board Members

Although the Company has no formal process by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the Board’s attention, or summaries thereof, will be forwarded to the Board, has served the Board’s and the stockholders’ needs. In view of the SEC’s disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board should be sent to it in care of the Secretary of the Board.

Compensation of Directors

The Committee engaged Fredric W. Cook & Co. (“Cook”) in 2007 to review our policies for non-employee director compensation. The compensation for our directors was set based on comparative data provided by Cook. Generally, we use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. We have designed our compensation to be more heavily weighted towards equity to align the compensation of non-employee directors with the creation of stockholder value. Prior to finalizing non-employee director compensation, the Committee received Cook’s confirmation that, in its view, the compensation is within the range of competitive practice.

In 2008, we paid our non-employee board members annual retainers of $25,000 for board membership, $15,000 for audit committee chairmanship, $10,000 each for nominating committee and compensation committee chairmanships, and $5,000 for membership on each committee. In addition to membership fees, in 2008, each non-employee director received $1,000 for each board meeting attended in person and $500 for each board meeting attended telephonically. We do not provide additional compensation for attendance of directors at committee meetings. We fully reimburse our non-employee directors for all reasonable expenses they incur to attend board and/or committee meetings.

Prior to 2007, we made one-time stock option grants to each new non-employee director not affiliated with Madison Dearborn Partners. Generally, we granted 25,773 options to non-employee directors upon joining the Board, most often vesting over three years. Robert Rothman did not receive a grant upon joining the Board in 2005 but did receive an award of options and restricted stock in May 2006 in an amount needed to equal the value of options he would have accrued if he had received the standard award when he joined the Board.

Beginning in 2007, we began offering to each of our non-employee directors an annual stock option grant to purchase shares of our common stock and a restricted stock award of shares of our common stock with each award vesting over one year. Our policy is to provide each new director his or her initial grant at the next meeting of the Committee in which equity grants are made following his or her election or appointment to the Board. The annual equity grant for directors occurs on the date of the Annual Meeting, which generally occurs in June of each year. Currently, our equity compensation for non-employee directors consists of an initial grant of $100,000 in stock options and an annual grant of $200,000, of which 50% was in options and 50% was in restricted stock. Starting in 2009 the value of the initial and annual equity grants will be maintained at $100,000 and $200,000, but the entire value will be issued in the form of restricted stock. Each stock option equity award grant made to our directors has an exercise price equal to the fair market value of our common stock on the date of grant. Any future equity awards to directors will be within the discretion of the Board.

Director Compensation Table

The following table provides compensation information for non-employee directors for the fiscal year ended December 31, 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John H. Chapple	35,000	81,838	57,803	—	—	—	174,641
Douglas C. Grissom	40,500	81,838	57,803	—	—	—	180,141
D. Scott Luttrell	45,000	81,838	57,803	—	—	—	184,641
Martin Mucci(2)	4,167	—	12,488	—	—	—	16,655
James N. Perry, Jr.	34,000	81,838	57,803	—	—	—	173,641
Patrick S. Pittard(2)	32,004	37,359	71,299	—	—	—	140,662
David A. Rogan	35,500	81,838	171,474	—	—	—	288,812
Robert Rothman	50,000	81,838	57,803	—	—	—	189,641

*	James F. Geiger, the Company’s Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Geiger as an employee of the Company is shown in the Summary Compensation Table.

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), assuming no forfeitures, for awards granted pursuant to the Equity Incentive Plan and thus includes amounts from awards vesting in 2008 and not necessarily granted in 2008. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2009, except that estimates for forfeitures are added back to the calculation of these amounts. As of December 31, 2008, each director has the following number of options and stock awards outstanding, respectively: John H. Chapple, 13,092 and 8,152, Douglas C. Grissom, 13,092 and 8,152; D. Scott Luttrell, 13,092 and 8,152; Martin Mucci 13,142 and 0, James N. Perry, Jr., 13,092 and 8,152; Patrick S. Pittard 14,406 and 5,447, David A. Rogan, 38,865 and 8,152 and Robert Rothman, 13,092 and 8,152. The aggregate grant date fair value of the restricted stock award granted in 2008 to each director totaled $93,089 except for Mr. Mucci for whom there was no grant. The aggregate grant date fair value of the stock option award granted in 2008 to each director totaled $68,809 except for Messrs. Pittard and Mucci for whom the aggregate grant date fair value of the stock option award granted in 2008 totaled $118,880 and $79,672, respectively.

(2)	Mr. Mucci joined our Board in October 2008. Mr. Pittard joined our Board in February 2008.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), consists of Messrs. Rothman, Luttrell and Rogan, each of whom is independent as the term “independence” is defined in the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. Mr. Rothman serves as the Audit Committee chairman. The Board has determined that Mr. Rothman qualifies as an audit committee financial expert, as that term is defined in the Exchange Act and any similar requirements of Nasdaq. The responsibilities of the Audit Committee include:

•

appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit or non-audit services;

•

oversight of our independent registered public accounting firm, including reviewing the independence and quality control procedures and the experience and qualifications of our independent registered public accounting firm’s senior personnel that are providing us audit services;

•

meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•

reviewing financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our independent registered public accounting firm and our reporting policies and practices, and reporting recommendations to the Board for approval;

•

establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the reports required by the rules of the SEC to be included in our annual proxy statement.

The Audit Committee met ten times during 2008. The charter of the Audit Committee may be located on our website at www.cbeyond.net.

Audit Committee Report

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008.

We have discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Public Company Accounting Oversight Board, including those required by the Statement on Auditing Standards No. 61, as amended, as adopted in Rule 3200T by the Public Company Accounting Oversight Board.

We have received and reviewed the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert Rothman, Chairman

D. Scott Luttrell

David A. Rogan

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Luttrell, Mucci and Perry, all of whom are independent members of our Board. Mr. Luttrell serves as the chairman of this committee. We have adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which can be found on the Company’s website at www.cbeyond.net. Pursuant to its charter, the Nominating and Corporate

Governance Committee’s tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of shareholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the composition and organization of the Board, conducting succession planning regarding the Chief Executive Officer and other senior officer positions of the Company and overseeing the Board in its annual review of Board performance. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles applicable to the Company. Board candidates are considered based upon various criteria, such as knowledge, perspective, professional and personal integrity, experience in corporate management, experience in the relevant industry, mature business judgment, relevant specific industry, social policy or regulatory affairs knowledge, and any other factors appropriate in the context of an assessment of the Nominating and Corporate Governance Committee’s understood needs of the Board at that time.

The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. The Nominating and Corporate Governance Committee has a search firm under retainer to identify potential candidates for the Board.

The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that the informal consideration process has been adequate. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Secretary of the Board, not earlier than 90 calendar days but not later than 70 calendar days in advance of the first anniversary of the preceding year’s annual meeting, in order to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. See also “Notice of Business and Nominations” of the Company’s Bylaws for the process of submitting proposals.

The Nominating and Corporate Governance Committee met two times during 2008.

Compensation Committee

The Compensation Committee currently consists of Messrs. Grissom, Chapple and Pittard, each of whom is independent in accordance with the applicable rules and regulations of the SEC and Nasdaq. Mr. Grissom serves as the chairman of this committee. We have adopted a charter governing the activities of the Compensation Committee, which may be located on the Company’s website at www.cbeyond.net. The Compensation Committee is responsible for determining compensation for our executive officers and other employees and administering the compensation programs as described further under the caption “Compensation Discussion and Analysis.” The Compensation Committee met nine times during 2008.

During 2008:

•	The Compensation Committee was comprised of Messrs. Grissom, Chapple and Pittard;

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•

None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $120,000;

•

None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•

None of the Company’s executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

EXECUTIVE OFFICERS

Set forth below is certain information concerning the executive officers of the Company. Biographical information on Mr. Geiger is included under “Proposal No. 1—Election of Directors.” All executive officers hold office until a successor is chosen and qualified.

J. Robert Fugate, age 48, has been our Executive Vice President and Chief Financial Officer since 2000. Mr. Fugate leads our financial and accounting operations, business development, and investor relations, legal and regulatory affairs and is a founder of Cbeyond. From 1988 until the founding of Cbeyond, Mr. Fugate served as chief financial officer for several telecommunications and technology companies, including Splitrock Services, Inc., a nationwide Internet and data network services provider, and Mobile Telecommunication Technologies Corp. (later SkyTel Communications Corp.), or Mtel, an international provider of wireless data services. Prior to joining Cbeyond, Mr. Fugate oversaw numerous public securities offerings, as well as other financial transactions, and was previously an investment banker at Prudential-Bache Securities. He began his career at Mobile Communications Corporation of America. Mr. Fugate serves on the boards of directors of the Technology Association of Georgia, the Adaptive Learning Center, a non-profit organization that assists children with developmental disabilities, and on the Metro Atlanta Advisory Board of the Salvation Army. Mr. Fugate received an MBA from Harvard Business School and a bachelor’s degree from the University of Mississippi.

Robert R. Morrice, age 60, is our Chief People Officer. Mr. Morrice started out as our Executive Vice President, Sales and Service and was instrumental in building our distribution and sales model. Mr. Morrice has recently taken over Human Resources, Training and Development. Prior to co-founding Cbeyond, Mr. Morrice was vice president of retail sales and an officer of Intermedia Communications. Prior to Intermedia, Mr. Morrice served at Sprint Communications in a variety of positions, including southeast regional director for National Accounts, and led sales efforts for Precision Systems, Inc., a Florida-based telecommunications software company. Mr. Morrice has a bachelor’s degree in social sciences from Campbell University and a master’s degree in education psychology from Wayne State University.

Richard J. Batelaan, age 43, has been our Chief Operations Officer since 2001. Mr. Batelaan is responsible for our operations units including field operations, systems operations, data center operations, network planning and engineering, service provisioning and service activations. Before joining us in 2001, Mr. Batelaan was co-founder and chief operations officer of BroadRiver Communications, a provider of VoIP, Internet access and virtual private network services, from 1999 to 2001. Previously, Mr. Batelaan spent 12 years with BellSouth, a regional ILEC based in Atlanta. Mr. Batelaan moved to the Internet services arm of the company, BellSouth.net, where he served in numerous roles including director of network operations, director of engineering, vice president of operations and chief operations officer. Mr. Batelaan serves on the board of Athletes for a Better World. Mr. Batelaan has a bachelor’s degree in electrical engineering from the Georgia Institute of Technology and a master’s degree in information networking from Carnegie-Mellon University.

Christopher C. Gatch, age 36, is our Chief Technology Officer. Mr. Gatch joined us in 1999 as vice president of business development, and later served as vice president of product development, vice president of engineering, and CTO. Prior to co-founding Cbeyond, Mr. Gatch worked at Intermedia Communications, where his last role was senior director of strategic marketing, focusing on research and development of VoIP alternatives for the company. He also serves on the board of the SIP Forum and led the development of

SIPconnect, the industry standard for SIP Trunking. Mr. Gatch has a bachelor’s degree in computer engineering from Clemson University and a master’s degree in the management of technology from the Georgia Institute of Technology.

Henry C. Lyon, age 44, joined us in 2004 and serves as our Chief Accounting Officer. Prior to joining us, Mr. Lyon was vice president and corporate controller and chief accounting officer for World Access, Inc., a provider of international long distance service focused on markets in Europe, from 2000 to 2004. Mr. Lyon also held positions as vice president and corporate controller for Nova Corporation, as principal for Broadstreet Development Company, LLC and as audit manager for Ernst & Young LLP. Mr. Lyon graduated from the University of Georgia in 1986 with a bachelor degree in Business Administration in Accounting.

Joseph A. Oesterling, age 41, joined us in 2000 and serves as our Chief Information Officer. He is responsible for the development and support of all of our operational support systems (OSS) and business support systems (BSS). He also provides executive oversight for our business intelligence solutions, billing operations and facilities. He has led the creation of a next generation OSS featuring a high degree of flow through provisioning and an industry leading customer self service website. Prior to joining us, Mr. Oesterling held Information Technology leadership roles with Capital One, Security Capital Group, Booz-Allen & Hamilton, Sony and IBM. Mr. Oesterling is very active in the Atlanta community serving on the boards of directors of Consumer Credit Counseling Services of Greater Atlanta, TechBridge, and Synchronicity Performance Group and serving as the chair of the Georgia CIO Leadership Association. Mr. Oesterling holds an MBA from the University of Texas at Austin and bachelor degree in computer science from Purdue University.

Brooks A. Robinson, age 37, joined us in 2000 and serves as our Chief Marketing Officer. He leads our sales and marketing organization. Prior to co-founding Cbeyond, Mr. Robinson worked for Cambridge Strategic Management Group (CSMG), a strategy consulting firm in Boston, where he managed consulting engagements that focused on strategy development and business case due diligence for the telecom and high tech sectors. Previously, Mr. Robinson managed consulting engagements for Deloitte Consulting in Toronto and held various engineering positions at Nortel Networks in Ottawa. Mr. Robinson holds a bachelor of applied science degree in electrical engineering and management science from the University of Waterloo (Canada) and the University of Queensland (Australia).

Kurt J. Abkemeier, age 39, joined us in June 2005 and serves as our Vice President of Finance and our Treasurer. Prior to joining us, Mr. Abkemeier was director of finance and strategic planning at AirGate PCS, Inc., a regional wireless telecommunications service provider. Mr. Abkemeier also held various senior management positions within telecommunications-related companies and was a senior sell-side research analyst at JP Morgan & Co. analyzing telecommunications companies. Mr. Abkemeier holds a bachelor degree in applied economics from Cornell University.

N. Brent Cobb, age 39, joined us in 2005 and serves as our Chief Customer Officer, responsible for our customer facing operations and organizations. Previously, Mr. Cobb managed marketing communications, product management and development, account management, and general managed the mobile product line. Prior to joining us, Mr. Cobb was the founder and executive vice president of Strategy and Business Development of SK-EarthLink, a joint venture between SK Telecom and EarthLink, Inc. He also held a variety of senior management positions at Earthlink, Inc. including Vice President and General Manager, primarily in the wireless and Internet appliance business units. Mr. Cobb has a bachelor’s degree in mechanical engineering from Clemson University and an MBA from the Goizueta Business School at Emory University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee (the “Committee”) of the Board has responsibility for establishing, administering and upholding our compensation philosophy. The Committee ensures that the total compensation paid to our executive officers with the rank of Vice President and above is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our Chief Executive Officer and Chief Financial Officer and the other individuals included in the Summary Compensation Table, or the “named executive officers” (the “NEOs”), are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

The Committee, as well as management, believes that the most effective executive compensation program is one that is designed to reward our employees for the Company’s achievement of specific annual and long-term goals ultimately intended to create shareholder value, and that such compensation should assist us in attracting and retaining key executives critical to the growth and long-term success of the Company. The Committee evaluates compensation to ensure that we maintain our ability to attract and retain superior employees in key positions by providing such employees with compensation that is competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to our executives, including the NEOs, should include both cash, which rewards annual performance, and non-cash share-based compensation, which rewards long-term performance and creates shareholder value.

Role of Executive Officers in Executive Compensation Decisions

The Committee makes all final compensation decisions related to the Company’s executive officers, including the NEOs. The Committee selects and engages a third party compensation consultant to benchmark the compensation of each executive to a peer group of companies for each executive’s respective functional position. The peer group is developed by the compensation consultant with input and approval from management (i.e. Messrs. Geiger and Fugate) and the Committee. Such benchmark findings are reviewed by the executives noted above and are used by our chief executive officer to develop compensation recommendations with respect to all executive officers other than himself. The compensation recommendations for management made by the chief executive officer, with respect to annual salary adjustments, performance-based incentive compensation and share-based award amounts, are then presented to the Committee, in addition to the conclusions and recommendations reached by the compensation consultant based on the competitive peer group analysis performed in 2007. The Committee then has the right to exercise its discretion in approving and potentially modifying any recommended adjustments or awards to executives. The Committee sets the compensation of the chief executive officer in a manner that is consistent with the underlying principles and guidelines used in setting the other executives’ compensation.

Setting Executive Compensation

Based on the above-mentioned objectives, the Committee has structured annual cash and long-term share-based executive compensation to motivate executives to achieve the business goals set by the Company. In order to maintain competitive pay, the Committee engaged Cook in 2007 to conduct an annual review of our total compensation program for the executive officers, including the NEOs. Cook was also engaged to conduct an analysis regarding the competitiveness and reasonableness of the Company’s senior executive compensation structure, as well as aggregate costs and dilutive implications associated with the Company’s long-term incentive program and provide feedback to management and the Committee regarding the competitiveness and reasonableness of such compensation structure. Cook provided Messrs. Geiger and Fugate with relevant market data with respect to the peer group (discussed below) and provided compensation structure alternatives using this peer group for Messrs. Geiger and Fugate to consider when making their recommendations for 2008 executive compensation levels to the Committee. Prior to finalizing executive compensation levels and performance incentives for 2008, the Committee received Cook’s confirmation that, in its view, our executive pay levels and incentives were within the range of competitive practice.

In making its compensation decisions, the Committee reviews a comparison of total compensation by element and in aggregate against a peer group of publicly-traded, high growth companies of similar size to Cbeyond within the Telecommunication Services and Internet Software & Services industries (specifically within the Communication Service Providers, Mobile, Software and Services, and VoIP business segments). We refer to this group as the “peer group.” The peer group was developed by Cook with input from senior management and the Committee and consists of companies against which the Committee believes the Company competes for talent, business and shareholder investment. The companies comprising the peer group are:

• Covad Communications Group	• USA Mobility	• j2 Global Communications, Inc.	• iBasis, Inc.
• NTELOS Holding Corp.	• Akamai Technologies, Inc.	• NeuStar, Inc.	• Vonage Holdings, Inc.
• PAETEC Holding	• Digital River	• Synchronoss Technologies, Inc.
• InPhonic, Inc.	• Equinix, Inc	• Websense, Inc.

For comparison purposes, based on 2007 and prior data, our annual revenues are below the 25th percentile of the peer group. Our market cap falls between median and the 75th percentile of the peer group and the number of our employees approximates the median of the peer group. However, our historical revenue growth over the past three years is above the 75th percentile of the peer group. In addition, our 1-year and 2-year stockholder returns are significantly above the 75 th percentile. In accordance with our compensation philosophy of providing competitive compensation to attract and retain executives, including the NEOs, the Committee targeted total 2008 annual-based cash compensation (salary plus performance-based incentive compensation) for the executive officers generally at the 50th percentile and long-term non-cash share-based compensation generally at the 75th percentile of compensation paid to similarly situated executives of the companies comprising the peer group. These targets are consistent with 2007 targets. Variations from these percentiles may occur as dictated by the experience level of the individual, responsibilities and market factors.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews the competitive peer group data and recommendations provided by Cook and management to determine the appropriate level and mix of incentive compensation. Historically, and in the fiscal year ended December 31, 2008, the Committee compensated our NEOs primarily in the form of equity incentive compensation in order to ensure alignment of management’s interests with stockholders’ interests.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for our NEOs were:

•	base salary cash compensation;

•	performance-based incentive cash compensation; and

•	non-cash share-based compensation (including stock options, restricted stock awards and performance-based stock awards).

We also provide typical medical and retirement plan benefits and limited perquisites to our NEOs.

Base Salary Compensation

The Company provides its NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each as a portion of their total annual cash compensation, based on their position and responsibility, by using market data obtained from the peer review performed by Cook as well as internal review of each NEOs total compensation, both individually and relative to other officers. Total annual cash compensation, which also includes performance-based incentive compensation, was generally set at the median of total cash compensation of the peer group, for each respective position. Providing competitive total annual cash compensation, for which the most significant component is base salary, enables the Company to attract and retain key executives critical to the Company’s growth and long-term success.

Salary levels are typically determined annually as part of our performance review process as well as upon a promotion or other change in job responsibility. In 2008, salaries were set generally consistent with the 25th percentile and the opportunity for additional performance-based incentive compensation was used to bring target annual total cash compensation to the median. This approach minimizes our fixed costs and supports a pay-for-performance culture by linking a significant portion of each NEOs total annual cash compensation to the achievement of our key financial objectives.

Base salaries for our NEOs increased 3.5% in 2008 over 2007. Salary increases were provided based on superior performance in 2007 and with comparison to peer group salaries. All NEOs except the CEO received a salary increase in 2008. In 2009 there were no salary increases for the NEOs, reflecting the Company’s continued primary focus on more performance-based compensation.

Performance-Based Incentive Compensation

Our bonus plan serves to align and incentivize all corporate employees, including the NEOs, on the achievement of specified performance targets on our key corporate financial metrics: revenue, adjusted EBITDA (a non-GAAP financial measure defined as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, gain or loss on disposal of property and equipment and other non-operating income and expense), and capital expenditures. For each component, target payout levels are established based on our annual objectives for consolidated performance. The Committee believes that these are the most relevant metrics on which to judge management performance at the Company’s current stage of development and that these criteria are also most relevant to shareholders as well.

The payout factor for each performance criteria is determined based upon our actual performance measured against the maximum payout target, which is generally set at our internal budget for the year. Incentive amounts to be paid under the performance-based programs may be adjusted by the Committee to account for unusual events such as material changes to the business subsequently approved by the Board that were not provided for in the budget targets, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Committee does not consider the effect of such events to be indicative of our performance. No such adjustments were made for fiscal year 2008 related to our NEOs. For 2008, each performance criterion carried equal weight to determine the overall payout factor. In the event established minimum performance levels are exceeded but applicable target payout levels are not achieved, the executive officers will earn proportional awards. If the established minimum performance level is not met for a particular performance criteria component, the payout factor will be zero for that particular component. The maximum payout factor is capped at 100%. The Committee generally sets performance targets at levels that it believes require superior performance by the executives to achieve maximum payouts. Due to these challenging targets established by the Committee, for fiscal year 2008, our aggregate performance against our annual objectives resulted in only an overall payout factor of 58% of our maximum executive bonus potential. The 58% payout factor resulted from full achievement against the Company’s capital expenditures target, partial achievement against its adjusted EBITDA target, and not qualifying for any payout under the revenue target. Effective in 2009, the weight for each performance criterion to determine the overall payout factor has changed to 40% each for revenue and adjusted EBITDA and 20% for capital expenditures, which reflects the Committee’s current view of the relative importance of these targets to the Company and its shareholders. Additionally, the revenue component target payout level is established and calculated based on quarterly objectives for consolidated performance. The adjusted EBITDA and capital expenditure criterion target payout levels continue to be established and calculated based on our annual objectives for consolidated performance. The Committee believes that quarterly revenue targets are an appropriate measurement period for a recurring revenue business model, allowing for more frequent feedback and accountability to plan participants; however, due to the greater variability in the timing and accounting treatment of certain costs, the Committee believes that annual measurements are more appropriate for adjusted EBITDA and capital expenditure targets. Beginning in 2009, each performance target will have a maximum payout factor of 135%, based on achievement above plan, and a threshold payout factor of 65%, which represents minimum qualifying performance levels below which payout is zero. The upside opportunity was added to the plan in order to motivate and reward management for extraordinary and unexpected achievement.

The Committee sets each NEOs bonus potential percentage, based on the competitive peer group analysis performed, as a component of total base cash salary. The bonus potential percentage for Mr. Geiger was set at 100%, and the bonus potential for Messrs. Fugate, Morrice, Oesterling, and Robinson was set at 75%.

The bonus plan payout for each NEO is computed by multiplying the overall payout factor by each executive’s potential percentage. Payment of the incentive bonus is contingent upon continued employment through the date of payout, unless an executive officer would otherwise be entitled to such payment pursuant to the terms of an employment agreement.

The bonus plan incentive compensation denoted in column (g) of the Summary Compensation Table reflects amounts in the year earned for performance by the NEOs in fiscal year 2007 and 2008; however, payments for these amounts occur in the year subsequent to the year in which they were earned.

Share-Based Compensation

Our share-based awards program assists us to:

•	align the creation of stockholder value with executive compensation;

•	provide an opportunity for increased equity ownership by executives;

•	maintain competitive levels of total compensation;

•	retain key executives; and

•	reward the executives for prior year performance overachievement (based on the Committee’s discretion).

Annual Awards

Share-based awards to NEOs and other key employees are generally granted annually as part of the total recommended compensation per the competitive peer group data for each executive’s relative position within the Company. We generally target annual long-term incentive share-based awards at the 75th percentile of the competitive compensation data from our peer group. Approximately 75% of the value of the 2008 annual award was delivered in stock options, which links compensation to stockholder value creation, and 25% of the value was delivered in restricted stock to improve the retention value of the overall compensation program.

Generally, the annual share-based awards are approved at the Committee’s first regularly scheduled quarterly meeting of the calendar year. However, newly hired executive officers are reviewed for such share-based awards at the next regularly scheduled quarterly Committee meeting following their hire date.

Options are awarded at the Nasdaq closing price of our common stock on the grant date, which is generally set at two business days following earnings release to allow for investors to assimilate/incorporate all new publicly-available information from the earnings release into the stock price. The Committee does not grant options with an exercise price that is less than the closing price of our common stock on the grant date.

The majority of the options and restricted stock vest at a rate of 25% per year over the first four years of the ten-year option term with initial vesting starting at the anniversary of the grant date, which we believe is competitive to the vesting schedules used by our peer group. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to options, including voting rights and the right to receive dividends or dividend equivalents. However, upon grant of restricted stock, the holder receives the stockholder rights with respect to the shares subject to restricted stock, including voting rights and the right to receive dividends or dividend equivalents.

2009 Accelerated Awards

During 2008 a portion of the estimated annual equity grants targeted for 2009 was accelerated for all participants in the Company’s equity plan and provided in the form of stock options and restricted shares. The purpose of the accelerated awards was to motivate employees, many of whom had a significant portion of their stock options granted when the exercise price was at levels substantially higher than current market values. Management and the Committee consulted with Cook regarding these additional awards, and Cook deemed such awards to our employees to be reasonable.

Additional Awards

In addition to the annual equity grant, in 2008, the Committee approved the grant of three additional components of equity compensation: (1) prior year performance overachievement awards and (2) performance grants. The prior year performance overachievement awards were granted to all executive officers to reward them for exceeding the 2007 adjusted EBITDA bonus plan targets and were designed to bring each executive officer to the 75th percentile of pay in relation to the competitive compensation data from our peer group. These awards were designed to motivate and reward exceptional performance and improve retention. These additional components of share-based compensation were deemed reasonable by Cook and were approved by the Committee. The prior year performance overachievement awards were delivered in restricted stock, as they reflect compensation for outstanding financial performance in 2007 over and above the maximum bonus performance level that was not fully reflected in the annual bonus plan payout, which is capped at 100%.

The performance grants are shares of restricted stock that vest upon the Company’s achievement of targeted levels of Adjusted EBITDA by 2010 and 2012. These awards were provided to the NEOs, with the exception of the CEO, as well as four other senior executives in order to motivate the management team to achieve levels of Adjusted EBITDA in future years which the Committee believed would be difficult to obtain.

Other Compensation

Retirement and Other Benefits

We encourage our employees to save for retirement and, as such offer a 401(k) savings plan. The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis. Effective January 1, 2007, the Company began to match 50% of contributions up to 3% of eligible compensation to all 401(k) plan participants as well as provide a Company contribution of 1.5% of eligible compensation to all active employees as of the end of the 401(k) plan year, June 30. Effective January 1, 2008, the Company increased the match to 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants as well as provide a discretionary Company contribution of 1.5% of eligible compensation to all active employees as of the end of the 401(k) plan year, June 30. The Company match and contribution are generally funded in Company stock subsequent to the 401(k) plan year-end.

Perquisites and Other Personal Benefits

The perquisites and other personal benefits offered only to the executives are negligible.

Termination Benefits

We have entered into Employment Agreements with each of the NEOs that provide for specified benefits upon termination (other than termination by us for cause or for voluntary termination without “good reason”), including termination in connection with a change in control. These termination benefits are offered in order to ensure that we attract and retain key executives as we compete for talent in a marketplace where similar protections are commonly offered as well as to ensure that the executives remain focused on the Company’s business during any period of change. Information regarding termination benefits and applicable payments under such agreements in effect for 2008 for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control.” For 2008, we asked Cook to review the termination benefits, as well as other provisions of our executives’ employment agreements, in order to determine how our provisions compared to those of our peer companies. Based on our consultants’ review and recommendations, the employment agreements for certain of our executives, including all NEOs, were amended. In addition, we made technical amendments to each of the employment agreements to comply with Section 409A of the Internal Revenue Code. A summary of the termination benefit changes for each NEO are also provided within the heading “Potential Payments Upon Termination or Change of Control.”

Tax Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals considered “covered employees” within the meaning of Section 162(m). A “covered employee” refers to the CEO and any individual among the next four highest compensated officers (other than the CFO). Compensation earned under the stock option incentive plan is currently excluded for purposes of this calculation under Section 162(m). The 2008 compensation paid to all executives, including the NEOs, is fully tax-deductible under Section 162(m) of the Internal Revenue Code, as amended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPENSATION COMMITTEE

Douglas C. Grissom, Chairman

John H. Chapple

Patrick Pittard

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2008, 2007 and 2006.

All NEOs were still employed by the Company at 2008 year end. Awards denoted in column (g) reflect amounts in the year earned for performance by the NEOs; however, the payments of these amounts occur subsequent to the year earned. No discretionary bonuses were paid to any NEOs.

2008 Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
James F. Geiger	2008	400,000	—	434,210	1,117,823	290,000	—	7,350	2,249,384
Chairman and Chief Executive Officer	2007	400,000	—	191,164	1,123,080	393,320	—	9,000	2,116,564
	2006	400,000	—	—	892,080	198,660	—	—	1,490,740

J. Robert Fugate	2008	285,000	—	265,480	386,225	123,975	—	5,925	1,066,605
Executive Vice President and Chief Financial Officer	2007	275,000	—	143,755	333,405	202,806	—	6,187	961,153
	2006	275,000	—	—	212,105	95,605	—	—	582,710

Robert R. Morrice	2008	265,000	—	211,149	303,607	115,275	—	7,787	902,818
Executive vice President and President, Sales and Service	2007	250,000	—	110,110	256,981	184,369	—	7,500	808,960
	2006	250,000	—	—	169,922	86,914	—	—	506,836

Joseph A. Oesterling	2008	230,000	—	226,716	282,678	100,050	—	6,828	846,272
Vice President and Chief Information Officer	2007	220,000	—	122,345	209,615	162,245	—	6,600	720,805
	2006	220,000	—	—	122,331	76,484	—	—	418,815

Brooks A. Robinson	2008	230,000	—	226,716	282,678	100,050	—	7,250	846,694
Vice President and Chief Marketing Officer	2007	220,000	—	122,345	209,386	162,245	—	6,600	720,576
	2006	220,000	—	—	121,290	76,484	—	—	417,774

(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R), assuming no forfeitures, for awards granted pursuant to the Equity Incentive Plan and thus include amounts from awards vesting and not necessarily granted. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2009, except that estimates for forfeitures are added back to the calculation for purposes of columns (e) and (f).

(2)	The amounts in column (g) reflect the cash awards to the named individuals under the corporate bonus plan, which is discussed in further detail under the heading Performance-Based Incentive Compensation in the Compensation Discussion and Analysis section of the proxy statement.

(3)	The amounts in column (i) reflect the 401(k) matching contribution for the respective year. No amounts were contributed in 2006 as the newly created 401(k) match was effective beginning in 2007, which is discussed in further detail under the heading Other Compensation—Retirement and Other Benefits in the Compensation Discussion and Analysis section of this proxy statement.

GRANTS OF PLAN BASED AWARDS

The table below provides information about equity and non-equity plan based awards granted to the NEOs in 2008.

2008 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(3)	Maximum (#)(3)
James F. Geiger		86,667	400,000	400,000	—	—	—	—	—	—	—
	2/25/2008	—	—	—	—	—	—	33,665	—	—	896,499
	2/25/2008	—	—	—	—	—	—		67,330	19.69	671,998
	8/8/2008	—	—	—	—	—	—		37,243	16.07	310,013

J. Robert Fugate		46,313	213,750	213,750	—	—	—	—	—	—	—
	2/25/2008	—	—	—	—	—	—	14,555	—	—	387,600
	2/25/2008	—	—	—	—	—	—	—	29,110	19.69	290,536
	7/29/2008	—	—	—	—	30,000	30,000	—	—	—	512,700
	8/8/2008	—	—	—	—	—	—	—	16,102	16.07	118,307

Robert R. Morrice		43,063	198,750	198,750	—	—	—	—	—	—	—
	2/25/2008	—	—	—	—	—	—	12,524			333,514
	2/25/2008	—	—	—	—	—	—		25,048	19.69	249,996
	7/29/2008	—	—	—	—	15,000	15,000	—	—	—	256,350
	8/8/2008	—	—	—	—	—	—	—	13,855	16.07	11,201

Joseph A. Oesterling		37,375	172,500	172,500	—	—	—	—	—	—	—
	2/25/2008	—	—	—	—	—	—	12,524	—	—	333,514
	2/25/2008							—	25,048	19.69	249,996
	7/29/2008	—	—	—	—	30,000	30,000	—	—	—	512,700
	8/8/2008	—	—	—	—	—	—	—	13,855	16.07	3,171

Brooks A. Robinson		37,375	172,500	172,500	—	—	—	—	—	—	—
	2/25/2008	—	—	—	—	—	—	12,524	—	—	333,514
	2/25/2008	—	—	—	—	—	—	—	25,048	19.69	249,996
	7/29/2008	—	—	—	—	30,000	30,000	—	—	—	512,700
	8/8/2008	—	—	—	—	—	—	—	13,855	16.07	5,043

(1)	The terms of the Non-Equity Incentive Plan are discussed in further detail under the heading Performance-Based Incentive Compensation and the actual amounts received by the NEOs for the fiscal year 2008 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation”.

(2)	These amounts represent a minimum payout for the achievement of a plan-specified, minimum level of performance.

(3)	Awards will vest 100% upon completion of certain performance based criteria in 2010 and 2012.

(4)	Awards will vest at 25% per year over four years.

(5)	The Grant Date Fair Value of Stock and Option Awards amounts above were calculated in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information on the current holdings of stock options and restricted stock by the NEOs as of December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year-End Table

			Option Awards					Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
James F. Geiger	1	03/13/2002	50	—	—	13.43	03/13/2012	—	—	—	—
	2	11/01/2002	456,499	—	—	3.88	11/01/2012	—	—	—	—
	3	12/23/2003	159,331	—	—	3.88	12/23/2013	—	—	—	—
	4	02/15/2005	211,817	70,605	—	11.83	02/15/2015	—	—	—	—
	5	02/01/2006	62,500	62,500	—	11.00	02/01/2016	—	—	—	—
	6	03/05/2007	12,891	38,672	—	29.62	03/05/2017	—	—	—	—
	7	02/25/2008	—	67,330	—	19.69	02/25/2018	—	—	—	—
	8	08/08/2008	—	37,243	—	16.07	08/08/2018	—	—	—	—
	9	03/05/2007	—	—	—	—	—	23,437	374,523	—	—
	10	02/25/2008	—	—	—	—	—	33,665	537,967	—	—

J. Robert Fugate	11	03/13/2002	44	—	—	13.43	03/13/2012	—	—	—	—
	12	11/01/2002	3,499	—	—	3.88	11/01/2012	—	—	—	—
	13	11/01/2002	105,364	—	—	3.88	11/01/2012	—	—	—	—
	14	02/25/2003	4,093	—	—	3.88	02/25/2013	—	—	—	—
	15	12/23/2003	35,760	—	—	3.88	12/23/2013	—	—	—	—
	16	02/15/2005	40,593	13,530	—	11.83	02/15/2015	—	—	—	—
	17	02/01/2006	22,500	22,500	—	11.00	02/01/2016	—	—	—	—
	18	03/05/2007	7,090	21,269	—	29.62	03/05/2017	—	—	—	—
	19	02/25/2008	—	29,110	—	19.69	02/25/2018	—	—	—	—
	20	08/08/2008	—	16,102	—	16.07	08/08/2018	—	—	—	—
	21	03/05/2007	—	—	—	—	—	17,625	281,648	—	—
	22	02/25/2008	—	—	—	—	—	14,555	232,589	—	—
	23	07/29/2008	—	—	—	—	—	—	—	30,000	479,400

Robert R. Morrice	24	03/13/2002	44	—	—	13.43	03/13/2012	—	—	—	—
	25	11/01/2002	12,443	—	—	3.88	11/01/2012	—	—	—	—
	26	12/23/2003	26,330	—	—	3.88	12/23/2013	—	—	—	—
	27	02/15/2005	28,995	9,664	—	11.83	02/15/2015	—	—	—	—
	28	02/01/2006	22,500	22,500	—	11.00	02/01/2016	—	—	—	—
	29	03/05/2007	4,834	14,502	—	29.62	03/05/2017	—	—	—	—
	30	02/25/2008	—	25,048	—	19.69	02/25/2018	—	—	—	—
	31	08/08/2008	—	13,855	—	16.07	08/08/2018	—	—	—	—
	32	03/05/2007	—	—	—	—	—	13,500	215,730	—	—
	33	02/25/2008	—	—	—	—	—	12,524	200,134	—	—
	34	07/29/2008	—	—	—	—	—			15,000	239,700

Joseph A. Oesterling	35	02/25/2003	311	—	—	3.88	02/25/2013	—	—	—	—
	36	12/23/2003	8,142	—	—	3.88	12/23/2013	—	—	—	—
	37	02/15/2005	18,363	6,121	—	11.83	02/15/2015	—	—	—	—
	38	02/01/2006	22,500	22,500	—	11.00	02/01/2016	—	—	—	—
	39	03/05/2007	4,963	14,889	—	29.62	03/05/2017	—	—	—	—
	40	02/25/2008	—	25,048	—	19.69	02/25/2018	—	—	—	—
	41	08/08/2008	—	13,855	—	16.07	08/08/2018	—	—	—	—
	42	03/05/2007	—	—	—	—	—	15,000	239,700	—	—
	43	02/25/2008	—	—	—	—	—	12,524	200,134	—	—
	44	07/29/2008	—	—	—	—	—	—	—	30,000	479,400

			Option Awards					Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
Brooks A. Robinson	45	09/12/2000	128	—	—	13.43	09/12/2010	—	—	—	—
	46	01/11/2001	13	—	—	13.43	01/11/2011	—	—	—	—
	47	03/09/2001	25	—	—	13.43	03/09/2011	—	—	—	—
	48	09/26/2001	51	—	—	13.43	09/26/2011	—	—	—	—
	49	02/06/2002	12	—	—	13.43	02/06/2012	—	—	—	—
	50	03/13/2002	31	—	—	13.43	03/13/2012	—	—	—	—
	51	02/25/2003	2,319	—	—	3.88	02/25/2013	—	—	—	—
	52	12/23/2003	5,036	—	—	3.88	12/23/2013	—	—	—	—
	53	02/15/2005	18,363	6,121	—	11.83	02/15/2015	—	—	—	—
	54	02/01/2006	22,500	22,500	—	11.00	02/01/2016	—	—	—	—
	55	03/05/2007	4,963	14,889	—	29.62	03/05/2017	—	—	—	—
	56	02/25/2008	—	25,048	—	19.69	02/25/2018	—	—	—	—
	57	08/08/2008	—	13,855	—	16.07	08/08/2018	—	—	—	—
	58	03/05/2007	—	—	—	—	—	15,000	239,700	—	—
	59	02/25/2008	—	—	—	—	—	12,524	200,134	—	—
	60	07/29/2008	—	—	—	—	—	—	—	30,000	479,400

(1)	All options are issued with a ten-year contractual term.

(2)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $15.98 on December 31, 2008, the last trading day of fiscal year 2008, as reported on the Nasdaq.

*	The above share-based awards vest at 25% per year over four years with the exception of the following grants:

Rows 2, 12, 13, and 25 were 60% vested upon grant, 85% vested after one year and 100% vested after two years.

Rows 1, 11, 24, 46, and 50 were 50% vested after one year and 100% vested after two years.

Rows 23, 34, 44, and 60 will vest 100% upon completion of certain performance based criteria in 2010 and 2012.

OPTION EXERCISE AND STOCK VESTED TABLE

The table below provides information on the option exercises and stock vesting activity for the NEOs in 2008.

2008 Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James F. Geiger	7,813	130,711
J. Robert Fugate	5,875	98,289
Robert R. Morrice	4,500	75,285
Joseph A. Oesterling	5,000	83,650
Brooks A. Robinson	5,000	83,650

(1)	Value realized equals the per share fair market value of our common stock on the date of vesting multiplied by the number of shares vesting.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains an unfunded voluntary non-qualified deferred compensation plan for the benefit of certain highly compensated employees, including the NEOs. Effective March 1, 2008, eligible employees were permitted to defer the receipt and taxation of up to 50% of base salary and commissions as well as up to 100% of performance-based incentive cash compensation. Deferral elections must be made before the beginning of the calendar year for which they apply and become irrevocable for that plan year. Amounts deferred are deemed to be invested in available investments of the plan based on the participants’ election. Deferred amounts are credited with earnings equal to the actual return on the deemed investments. Participants can elect to receive distributions in a lump sum or in up to ten annual installments and, can elect to begin distributions either upon separation from service or at a specified date prior to separation. In addition, participants may elect early distribution of all or some of their deferred account based on hardship, as defined by the plan. Distributions are payable in cash and are subject to ordinary income tax.

The Company has established a trust used to accumulate funds of the non-qualified deferred compensation plan. The assets of the trust are subject to the claims of the Company’s creditors. No withdrawals or distributions were made to any of the NEOs under the nonqualified deferred compensation plan in 2008 and no amounts were contributed by the Company.

2008 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Losses in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year- End ($)
Joseph A. Oesterling	76,667	(16,924)	59,743

(1)	Contribution amounts deferred are reported as compensation in the Summary Compensation Table. Amounts that relate to an executive’s deferrals from salary are included in the “Salary” column and amounts that relate to an executive’s deferrals from the bonus are included in the “Non-Equity Incentive Plan Compensation” column. No NEOs are eligible to receive commissions.

Equity Plan Information

2005 Equity Incentive Award Plan

As of December 31, 2008, we were authorized to grant equity awards under our 2005 Equity Incentive Award Plan (the “Incentive Plan”) with respect to 697,871 shares of our Common Stock. The Incentive Plan provides for the grant or issuance of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. The Incentive Plan permits us to grant awards to our directors, officers, employees and consultants, as well as the directors, officers, employees and consultants of any of our subsidiaries.

As of December 31, 2008, a total of 792 of our employees, former employees, officers, directors and consultants hold options to purchase 4,211,700 shares of our Common Stock, and 697,871 shares of our Common Stock remain available for future issuance under our Incentive Plan. In addition, the Incentive Plan contains an evergreen provision that allows for an annual increase in the number of shares available for issuance on January 1 of each year during the ten-year term of the Incentive Plan, beginning on January 1, 2006. Under this evergreen provision, the annual increase in the number of shares generally equals the lesser of: (i) such number of shares as is necessary to bring the sum of the total shares reserved under the Incentive Plan on the first day of the relevant fiscal year, plus the number of outstanding awards and unvested shares of restricted stock under the Incentive Plan, the 2002 Equity Incentive Plan and the 2000 Stock Incentive Plan on the first day of the relevant fiscal year, to 18.5% of our outstanding capital stock on the first day of the relevant fiscal year (calculated on a fully-diluted basis); and (ii) an amount determined by our Board. Notwithstanding the evergreen provision, the number of shares that may be issued or transferred pursuant to awards under the Incentive Plan generally cannot exceed an aggregate of 12,886,598 shares.

We issue our employees share-based awards under our Incentive Plan, which will be voted upon by our stockholders at the 2009 Annual Meeting. The following table provides information as of December 31, 2008 regarding outstanding options and shares reserved for future issuance under all of our plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2005 Equity Incentive Award Plan	2,551,083	$19.46	697,871
2002 Equity Incentive Award Plan(1)	1,658,286	$7.01	—
2000 Equity Incentive Award Plan(1)	2,331	$13.43	—
Equity compensation plans not approved by security holders	—	—	—

Total	4,211,700	$14.55	697,871

(1)	Shares remaining for issuance under the 2002 Equity Incentive Award Plan and the 2000 Equity Incentive Award Plan were rolled into the Incentive Plan, pursuant to our registration statement on Form S-8 (File No. 333-129556) filed with the SEC on November 8, 2005.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The table “2008 Potential Payments Upon Termination” below reflects the amounts to be paid to each of our NEOs in the event of termination for each triggering event (i.e. termination prior to a change of control, termination following a change of control, termination in the event of death and termination in the event of disability of the executive). The amounts shown assume that such termination was effective as of December 31, 2008 and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEOs separation.

Payments Made Upon Termination

We have entered into employment agreements with our NEOs that are substantially similar. Pursuant to these agreements, we will pay specified benefits to a particular executive upon termination (other than termination by us for cause or for resignation by the executive without “good reason”). Such termination benefits for all executives through 2008 are as follows:

Termination Before a Change of Control:

•	base salary in the form of severance for one additional year from date of termination (paid in 24 installments);

•	20% accelerated vesting of each outstanding award not yet fully vested; and

•

for share-based awards granted to the executive on or after the effective date of the employment agreement, a one-year period for the executive to exercise such share-based awards following the date of termination.

Termination After a Change of Control:

•	cash severance including base salary in the form of severance for one additional year from date of termination (paid in 24 installments) for all NEOs except Messrs. Geiger and Fugate;

•

with respect to Mr. Geiger, cash severance for one additional year from the date of termination (paid in installments) and, upon election, Mr. Geiger is entitled to receive an additional cash severance amount (paid in a lump-sum within 3 business days of the date six months following termination) equal to 1.5x his base salary, subject to certain adjustments described below in Conditions of Termination Benefits;

•

with respect to Mr. Fugate, cash severance for one additional year from the date of termination (paid in installments) and, upon election, Mr. Fugate is entitled to receive an additional cash severance amount (paid in a lump-sum within 3 business days of the date six months following termination) equal to 0.5x his base salary, subject to certain adjustments described below in Conditions of Termination Benefits;

•	additional cash severance including bonus (defined as the average of the prior three years) paid on a lump-sum basis within 3 business days of the date six months following the NEOs termination;

•	continuation of benefit coverage (placing the terminated executive on COBRA) for eighteen months and

•	100% accelerated vesting of share-based awards for each non-fully vested award.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(i)	if any person or group acquires 50% or more of the Company’s voting securities (other than securities acquired directly or indirectly from the Company or its affiliates and not a result of us acquiring shares), directly or indirectly;

(ii)	if a majority of the Directors, as of any one year period, are replaced other than in specific circumstances;

(iii)	upon the consummation of a merger, consolidation, reorganization, business consolidation, sale of the Company or any subsidiary of ours, or disposition of substantially all of the Company’s assets, other than an event noted above which would result in the voting securities of the Company outstanding immediately prior to the merger continuing to represent at least 50% of the voting power of the securities of the Company outstanding immediately after such event; or

(iv)	upon the liquidation or dissolution of the Company.

Termination by Reason of Death:

•	100% accelerated vesting of share-based awards for each non-fully vested award.

Termination by Reason of Disability:

•	accelerated vesting so that 60% of each share-based award grant is immediately vested and exercisable (if not already vested to that percentage).

Conditions of Termination Benefits

All employment agreements provide for nondisclosure of our confidential information and, after the termination of the executive’s employment with us, a one-year period of non-solicitation of our employees and a one-year non-compete obligation. In addition, following a change of control, Messrs. Geiger and Fugate can elect to be bound by an additional eighteen months and six months, respectively, in exchange for lump sum payment equal to 1.5x and 0.5x their annual base salaries, respectively. Should Messrs. Geiger and Fugate elect not to be bound by the additional non-compete obligations, they will be entitled to a lump sum payment equal to 50% and

0% of their annual base salaries, respectively. Any such lump-sum payments are to be paid within three business days of the date six months after their termination date.

The following table shows the potential payments upon termination for all NEOs.

Messrs. Geiger and Fugate’s amounts were computed assuming they will elect to be bound by the additional eighteen month and six month non-complete obligation period, respectively. Share-based award values/payments in the table below were calculated based on the difference of the closing market price of our Common Stock on December 31, 2008 of $15.98 less the applicable exercise price of each grant award subject to accelerated vesting as a result of a termination under the terms noted above.

2008 Potential Payments Upon Termination Table

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)
James F. Geiger	Cash Severance-Salary	400,000	1,000,000	—	—
	Cash Severance-Bonus	—	293,993	—	—
	Healthcare Benefits Continuation(1)	14,946	14,946	—	—
	Share-Based Awards—Accelerated Vesting	541,182	1,516,468	1,516,468	609,744

	Total	956,128	2,825,407	1,516,468	609,744

J. Robert Fugate	Cash Severance-Salary	285,000	427,500	—	—
	Cash Severance-Bonus	—	140,795
	Healthcare Benefits Continuation(1)	14,946	14,946	—	—
	Share-Based Awards—Accelerated Vesting	288,426	1,161,781	1,161,781	618,592

	Total	588,372	1,745,022	1,161,781	618,592

Robert R. Morrice	Cash Severance-Salary	265,000	265,000	—	—
	Cash Severance-Bonus	—	128,853	—	—
	Healthcare Benefits Continuation(1)	14,946	14,946	—	—
	Share-Based Awards—Accelerated Vesting	207,989	807,681	807,681	415,748

	Total	487,935	1,216,480	807,681	415,748

Joseph A. Oesterling	Cash Severance-Salary	230,000	230,000	—	—
	Cash Severance-Bonus	—	112,926	—	—
	Healthcare Benefits Continuation(1)	14,946	14,946	—	—
	Share-Based Awards—Accelerated Vesting	248,969	1,056,662	1,056,662	573,950

	Total	493,915	1,414,534	1,056,662	573,950

Brooks A. Robinson	Cash Severance-Salary	230,000	230,000	—	—
	Cash Severance-Bonus	—	112,926	—	—
	Healthcare Benefits Continuation(1)	14,946	14,946	—	—
	Share-Based Awards—Accelerated Vesting	248,969	1,056,662	1,056,662	573,950

	Total	493,915	1,414,534	1,056,662	573,950

(1)	For purposes of quantifying healthcare benefits, the Company relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table provides summary information regarding beneficial ownership of our outstanding capital stock as of March 31, 2009, for:

•	each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

•	each of the executive officers named in the Summary Compensation Table;

•	each of our directors and nominees to become a director; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock held by them. For purposes of this table, the number of shares of Common Stock outstanding as of March 31, 2009 is deemed to be 29,526,832. Shares of Common Stock subject to options currently exercisable or exercisable within the period 60 days after March 31, 2009 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise noted, the address for each director and executive officer is c/o Cbeyond, Inc., 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Executive Officers and Directors
James F. Geiger(1)	1,119,769	3.66%
John R. Fugate(2)	331,413	1.11%
Robert R. Morrice(3)	186,597	*
Kurt J. Abkemeier(4)	75,542	*
Richard J. Batelaan(5)	151,573	*
N. Brent Cobb(6)	140,294	*
Christopher C. Gatch(7)	147,226	*
Henry C. Lyon(8)	86,984	*
Brooks A. Robinson(9)	158,055	*
Joseph A. Oesterling(10)	155,907	*
John H. Chapple(11)	22,258	*
Douglas C. Grissom(12)	2,114,451	7.16%
D. Scott Luttrell(13)	578,453	1.96%
James N. Perry, Jr.(14)	2,134,227	7.23%
Patrick S. Pittard(15)	10,867	*
David A. Rogan(16)	42,031	*
Robert Rothman(17)	380,915	1.29%
Martin Mucci	—	*
All directors and executive officers as a group (18 persons)	5,734,369	18.19%

Beneficial owners of 5% or more
FMR LLC(18)	4,257,989	14.42%
Wells Fargo & Co.(19)	2,152,828	7.29%
Madison Dearborn Partners III, L.P.(20)	2,102,193	7.12%
VantagePoint Venture Partners(21)	1,931,669	6.54%
Adams Street Partners LLC(22)	1,726,800	5.85%
T. Rowe Price Associates(23)	1,471,275	4.98%
JPMorgan Chase & Co.(24)	1,466,944	4.97%

*	Denotes less than 1% beneficial ownership

(1)	Includes options of 1,034,667 shares and restricted stock of 68,373 shares of our Common Stock

(2)	Includes options of 258,091 shares and restricted stock of 62,666 shares of our Common Stock.

(3)	Includes options of 127,156 shares and restricted stock of 43,393 shares of our Common Stock.

(4)	Includes options of 58,535 shares and restricted stock of 14,037 shares of our Common Stock.

(5)	Includes options of 78,977 shares and restricted stock of 59,393 shares of our Common Stock.

(6)	Includes options of 62,000 shares and restricted stock of 56,614 shares of our Common Stock.

(7)	Includes options of 69,905 shares and restricted stock of 56,393 shares of our Common Stock.

(8)	Includes options of 67,734 shares and restricted stock of 16,406 shares of our Common Stock.

(9)	Includes options of 82,037 shares and restricted stock of 59,393 shares of our Common Stock.

(10)	Includes options of 82,875 shares and restricted stock of 59,393 shares of our Common Stock.

(11)	Includes options of 14,106 shares and restricted stock of 5,447 shares of our Common Stock.

(12)	Includes options of 4,106 shares and restricted stock of 5,447 shares of our Common Stock. Includes shares owned by Madison Dearborn Capital Partners III, L.P. Mr. Grissom is a Director of Madison Dearborn Partners and as such shares voting and investment power with other directors. Mr. Grissom disclaims beneficial ownership of the shares owned by Madison Dearborn Capital Partners III, L.P.

(13)	Includes options of 4,106 shares and restricted stock of 5,447 shares of our Common Stock. Mr. Luttrell is the Chief Executive Officer and founder of LCM Group, Inc. 118 Capital Fund, Inc. owns 359,955 shares; LCM Profit Sharing Plan owns 23,742 shares; 2514 Multi-Strategy Fund LP owns 75,000 shares; 316 Capital LLC owns 51,725 shares; and Contrarian Equity Hedge Fund owns 30,000 shares. 118 Capital Fund, Inc., LCM Profit Sharing Plan, 2514 Multi-Strategy Fund LP, 316 Capital LLC and Contrarian Equity Hedge Fund are part of an affiliated group of investment partnerships commonly controlled by LCM Group, Inc.

(14)	Includes options of 4,106 shares and restricted stock of 5,447 shares of our Common Stock. Includes shares owned by Madison Dearborn Capital Partners III, L.P. Mr. Perry is a Managing Director of Madison Dearborn Partners and as such shares voting and investment power with other directors. Mr. Perry disclaims beneficial ownership of the shares owned by Madison Dearborn Capital Partners III, L.P. Also includes 1,074 shares held by a family partnership and 6,118 shares held by a family trust. Mr. Perry may be deemed to share voting and investment power in respect of our Common Stock held by the family trust with two co-trustees. Mr. Perry disclaims beneficial ownership of the shares held by the trust and family partnership.

(15)	Includes options of 5,420 shares and restricted stock of 5,447 shares of our Common Stock.

(16)	Includes options of 29,879 shares and restricted stock of 5,447 shares of our Common Stock. Mr. Rogan serves as President of Cisco Systems Capital Corporation and Vice President of Cisco Systems, Inc.

(17)	Includes options of 23,802 shares and restricted stock of 5,447 shares of our Common Stock. Also includes 344,038 shares held in the Robert Rothman Revocable Trust and 4,923 shares held in the Rothman Family Trust.

(18)	Includes 4,077,755 shares owned by Fidelity Management & Research Company (“Fidelity”) and 180,234 shares owned by Pyramis Global Advisors Trust Company (“PGATC”) as reported on Schedule 13G/A filed on February 17, 2009 by FMR LLC. FMR LLC is a parent holding company of Fidelity (a wholly-owned subsidiary of FMR LLC) and PGATC (an indirect wholly-owned subsidiary of FMR LLC). Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the shares owned. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees due to a stockholders’ voting agreement entered into by the Johnson family. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole power to dispose and sole power to vote or to direct the voting of 157,156 shares owned by the institutional accounts managed by PGATC as reported above.

(19)	Includes 2,152,828 shares beneficially owned by Wells Fargo & Co. including 1,604,769 shares with sole voting power as reported on Schedule 13G filed on January 22, 2009.

(20)	Includes 2,049,045 shares owned by Madison Dearborn Capital Partners III, LP; 49,783 shares owned by Madison Dearborn Special Equity III, LP; and 3,365 shares owned by Special Advisors Fund I, LLC. Madison Dearborn Capital Partners III, LP, Madison Dearborn Special Equity III, LP and Special Advisors Fund I LLC are part of an affiliated group of investment partnerships and limited liability companies commonly controlled by Madison Dearborn Partners III, LP. Messrs. John A Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff have joint control over the shares held by Madison Dearborn Partners, III, LP, and as such, they share voting and investment power with respect to such shares. Messrs. Canning, Jr., Finnegan and Mencoff disclaim beneficial ownership with respect to such shares.

(21)	Includes 563,876 shares owned by VantagePoint Venture Partners III (Q), LP; 68,915 shares owned by VantagePoint Venture Partners III, LP; 1,165,674 shares owned by VantagePoint Venture Partners IV (Q), LP; 117,321 shares owned by VantagePoint Ventures Partners IV, LP; and 15,883 shares owned by VantagePoint Venture Partners IV Principals Fund, LP. VantagePoint Venture Partners III(Q), LP, VantagePoint Venture Partners III, LP, VantagePoint Venture Partners IV(Q), LP, VantagePoint Ventures Partners IV, LP and Venture Partners IV Principals Fund, LP are part of an affiliated group of investment partnerships commonly controlled by VantagePoint Venture Partners. Messrs. Alan Salzman and James Marver are managing members of the general partners of the limited partnerships that hold such shares, and as such, they share voting and investment power with respect to such shares. Messrs. Salzman and Marver disclaim beneficial ownership with respect to such shares.

(22)	Includes 764,176 shares owned by UBS Global Asset Management (Americas) Inc. (“UBS”) and 962,624 shares owned by Adams Street Partners, LLC (“ASP”). UBS is the investment manager of BVCF IV, L.P. ASP is the sub-advisor to UBS and the general partner of BVCF IV, L.P., Adams Street 2006 Direct Fund, L.P., Adams Street 2007 Direct Fund, L.P. and Adams Street 2008 Direct Fund, L.P. (the “Funds”). The Funds are the legal owners of such shares. Both USB and ASP disclaim beneficial ownership of such shares as reported on Schedule SC 13G filed on 2/10/09 by ASP. Together ASP and USB have shared voting power to vote 762,176 shares and ASP has sole power to vote 962,624 shares.

(23)	Includes 1,471, 275 shares owned by various individuals and institutional investors which T. Rowe Price Associates Inc. (Price Associates) serves as investment adviser with the power to direct investments and 207,400 shares which Price Associates has sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(24)	Includes 1,466,944 shares beneficially owned by JPMorgan Chase including 1,282,814 shares with sole power to vote and 1,060, shares with shared voting rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Cisco Systems Capital and Cisco Systems, Inc.

Cisco has been and continues to be one of our major equipment suppliers. In addition, Mr. Rogan, currently serving as president of Cisco Systems Capital and vice president of Cisco Systems, Inc., is on our Board of Directors and Audit Committee. All transactions with Cisco are carried out on an arms-length basis. Cisco was also our principal lender until shortly after our initial public offering when we repaid all outstanding borrowings and cancelled the credit facility.

During the year ended December 31, 2008, we purchased approximately $24.7 million of equipment and services from Cisco. As of December 31, 2008, our outstanding accounts payable to Cisco totaled approximately $164 thousand.

Our corporate governance guidelines state that directors are expected to avoid any action, position, or interest that conflicts with the interests of the Company or gives the appearance of a conflict, including any related party transactions. Additionally, we review all D&O questionnaires, executed contracts and vendor payment files in search of any related party transactions. We believe that we have had no conflicts of interest and that our policies were followed with respect to our transactions with Cisco Systems Capital and Cisco Systems, Inc.

Relationship with David A. Rogan

David A. Rogan currently serves as president of Cisco Systems Capital and vice president of Cisco Systems, Inc. Our relationship with each of Cisco Systems Capital and Cisco Systems, Inc. is described immediately above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers for 2008 were timely met.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing our independent registered public accounting firm and overseeing the services it provides to us. The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2009. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. Under this policy, the Audit Committee has specified categories of audit services, audit-related services and tax services that are pre-approved, subject to appropriate documentation and other requirements. In addition, the Audit Committee has specified categories of other services that our independent registered public accounting firm is precluded from providing to us.

In the event that ratification of this selection of the independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will review its future selection of our independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Fees and Services of Ernst & Young LLP

The following table summarizes fees billed to the Company by Ernst & Young LLP during fiscal years 2008 and 2007:

	Fees ($)
Service	2008	2007
Audit Fees(1)	904,355	1,092,599
Audit-Related Fees(2)	5,000	—
Tax Fees(3)	15,000	45,850
Other Fees	—	—

Total	924,355	1,138,449

(1)	“Audit Fees” relate to professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting as well as the review of the Company’s quarterly financial statements.

(2)	“Audit-Related Fees” relate to services in connection with our debt covenant compliance.

(3)	“Tax Fees” relate to services in connection with tax advisory services in 2008 and tax compliance services in 2007.

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the votes cast for the proposal. Unless marked otherwise, proxies received will be voted “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3

APPROVAL OF THE CBEYOND, INC. 2005 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

2005 Equity Incentive Award Plan

Introduction

The Cbeyond, Inc. 2005 Equity Incentive Award Plan (the “Incentive Plan”) was amended and restated to add additional performance goals set forth below and was approved by the Board of Directors on April 22, 2009. The Incentive Plan originally became effective on October 31, 2005.

We are seeking stockholder approval of the Incentive Plan, as amended and restated, to satisfy any requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to awards granted under the Incentive Plan. No additional shares are being requested to be reserved for issuance under the Incentive Plan, and the Incentive Plan has not been amended since its adoption in 2005, except to add additional performance goals set forth below.

Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000, unless the plan contains certain features that qualify the compensation as “performance-based compensation.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which awards are granted be approved by our public stockholders. Plans that were in existence prior to an initial public offering do not need to seek this stockholder approval until the third annual meeting at which directors are elected following the calendar year in which the company conducts its initial public offering. The third meeting of our stockholders following our initial public offering took place on June 13, 2008. Therefore, in order for any new awards granted under the Incentive Plan to be eligible to qualify for full tax deductibility to the Company under Section 162(m), our stockholders must approve the terms of the Incentive Plan.

The material terms of the performance goals for awards that may be granted under the Incentive Plan are described below. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix A to this proxy statement.

Purpose

The purpose of the Incentive Plan is to promote the success and enhance the value of the Company, by linking the personal interests of the members of the Board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration

The Compensation Committee of the board of directors (referred to in this summary as the “Committee”) is responsible for the administration of the Incentive Plan. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares to be covered by each award, and to determine the terms and conditions of any such awards.

Eligibility

Employees, consultants and members of the Board are eligible to receive rewards under the Incentive Plan. As of March 31, 2009 there were approximately 1,627 employees, including 18 executive officers, 3 consultants and 8 directors who were eligible to participate in the Incentive Plan.

Limitations on Awards

The Incentive Plan authorizes the issuance of up to 12,886,598 shares. No single participant may be granted awards in excess of 1,804,124 shares during any one calendar year.

The shares subject to grant under the Incentive Plan are to be made available from authorized but unissued shares or from treasury shares. To the extent that any award terminates, expires, or lapses for any reason, any shares of stock subject to the award shall again be available for the grant of an award pursuant to the Incentive Plan. Additionally, any shares of stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall again be available for the grant of an award pursuant to the Incentive Plan. If any shares of restricted stock are forfeited by a participant or repurchased by the Company pursuant to the Incentive Plan, such shares shall again be available for the grant of an award pursuant to the Incentive Plan.

Awards under the Incentive Plan

•

Stock Options. Stock options granted under the Incentive Plan may be either incentive stock options or nonqualified stock options. Stock options awarded under the Incentive Plan have an exercise price of at least 100% of the fair market value of our common stock on the date of grant. Unless otherwise determined by the Committee, the fair market value will be equal to the closing price. Options may contain other provisions the Committee decides are appropriate, such as when the options will become exercisable, the times and circumstances under which the option may be exercised and the methods by which the exercise price may be paid. Options that become exercisable will expire no later than ten years from the date they were granted.

•

Restricted Stock Awards. Restricted stock awarded under the Incentive Plan may be subject to repurchase, forfeiture, transferability, voting, dividend rights and other restrictions as determined by the Committee. The Committee will also determine the conditions that must be satisfied for the restricted stock to become freely transferable or vested and other conditions that apply to the award.

•

Stock Appreciation Rights (“SARs”). SARs granted under the Incentive Plan will entitle the participant to receive, in either cash or stock, the excess of the fair market value over the exercise price of the SAR. The Committee will determine the terms under which SARs are awarded, including the times and circumstances for exercise of the SARs.

•

Restricted Stock Units. Restricted stock units represent the right to receive stock, cash or a combination of both at the end of a specified period. The Committee may impose conditions for vesting and other terms on restricted stock units at the date of the grant, including one or more performance goals. A participant who receives a restricted stock unit award may also receive dividend and interest credits.

•	Other Stock-Based Awards. Other awards that are valued in whole or in part by reference to, or are otherwise based upon Cbeyond stock include dividend equivalents and stock payments.

Performance-Based Awards

The Committee may condition the receipt of an award or the vesting of an award on certain business criteria. If the Committee determines that such awards should be considered “qualified performance-based” compensation as described under Section 162(m) of the Internal Revenue Code, the Committee shall designate (1) the participant, (2) the performance criteria applicable to the performance period, (3) establish the performance goals and amounts of such awards which may be earned for such performance period and (4) specify the relationship between performance criteria, the performance goals and the amounts of such awards to be earned by the participant. The committee shall have the right to reduce or eliminate, but not to increase, the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

The performance criteria that the Committee may select for purposes of establishing the performance goals shall be limited to the following: sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on designated assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share, adjusted EBITDA, capital expenditures, customer locations, EBITDA, EBIT, return on capital, price per share of stock, customer satisfaction MBO’s (management by objectives), individual MBO’s (management by objectives), market share, customer churn (number of customers who discontinue service divided by either the total number of beginning of period customers or the middle-of-period number of customers), gross customer additions (customer location additions before the number of customer churn), net customer additions (gross customer location additions less the number of customer churn), accounts receivable, bad debt expense, total shareholder return, application penetration (number of applications used per customer or other similar metric for measuring applications used by customers), average revenue per customer location (revenue divided by average end of period customer locations), network availability (percentage of time the network or a portion of the network or any application is active and available for use by customers), sales rep productivity (either amount of customers or revenue divided by the number of average sales representatives) and sales rep attrition (percentage of sales representatives leaving divided by either the beginning of period or average number of sales representatives), and of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited to, the passage of time and/or against other companies, indices or financial metrics, (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis.

New Plan Benefits

Awards are subject to the discretion of the Committee. In the case of our non-employee directors, pursuant to a resolution of our Board of Directors, such directors are entitled to receive an annual grant of restricted stock having a value of $200,000, for their service on our board of directors. The table below shows, as to each of our non-employee director, the number of shares of restricted stock that are expected to be received or allocated to each such director during 2009. All other future grants under the Incentive Plan are within the discretion of the Committee and the benefits of such grants are, therefore, not determinable.

Name of Non-Employee Director	Dollar Value ($)
John H. Chapple	$200,000
Douglas C. Grissom	$200,000
D. Scott Luttrell	$200,000
Martin Mucci	$200,000
James N. Perry, Jr.	$200,000
David A. Rogan	$200,000
Robert Rothman	$200,000

Change in Control

Except as may otherwise be provided in any applicable written agreement entered into between the Company and a participant, if a change in control occurs and participant’s awards are not continued, converted, assumed or replaced by the company or successor entity, such awards shall become fully exercisable and/or payable, as applicable, and all forfeitures, repurchase and other restriction on such awards shall lapse immediately prior to such change in control. Upon, or in anticipation of a change in control, the Committee may cause any and all awards outstanding to terminate at a specific time in the future and shall give each participant the right to exercise such awards during a period of time that the Committee shall determine.

Termination, Amendment or Modification

The Committee may terminate, amend or modify the Incentive Plan at any time and from time to time, unless stockholder approval is required under federal or state law, by agreement or by the stock exchange on which the shares are traded. Additionally, no termination, amendment or modification may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without prior written consent of the participant.

In no event may an award be granted pursuant to the Incentive Plan on or after September 19, 2015.

Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options, SARs, restricted stock, restricted stock units and other awards. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Incentive Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transaction under the Incentive Plan, particularly in jurisdictions outside the United States.

Stock Options and SARs. Under current federal income tax regulations, there will be no income tax consequences to either the participant or the Company upon the grant of a nonqualified option or SAR. However, upon the exercise of a nonqualified option or SAR, the participant will realize ordinary income in an amount equal to the excess of the fair market value at the date of exercise over the exercise price of the option or SAR. The Company will receive a deduction for the same amount at that time. The gain, if any, realized by the participant upon the subsequent sale of the shares acquired upon exercise of an option will constitute short- or long-term capital gain, depending on how long the participant holds the shares after exercise.

Under current federal income tax regulations, there are no income tax consequences on the grant or exercise of an incentive stock option, unless the alternative minimum tax applies to the participant. If the participant satisfies certain holding-period requirements, the increase in value of the stock since the time of exercise, if any, realized upon the sale will be treated as long-term capital gain. In such a case, the Company is not entitled to a corresponding deduction. If the participant does not satisfy the holding-period requirements, the difference between the exercise price and the value of the stock at the time of exercise will be taxed at ordinary income tax rates, and the difference between the value of the stock at the time of the sale over the value at the time of exercise will bet axed as short- or long-term capital gain, depending on how long the participant has held the shares. The Company will be entitled to a deduction in the amount of the gain that is treated as ordinary income.

Restricted Stock. Under current federal income tax regulations, there will be no income tax consequences upon the award of restricted stock. The Company will recognize ordinary income when the restrictions on the shares expire, which is referred to as the vesting of the shares. The amount of income recognized will be equal to the fair market value of such shares on the date of vesting over the amount paid, if any, at the time of the grant. Dividends on shares of restricted stock that are paid (or are payable) to participants prior to the time the shares are vested will be treated as additional compensation, and not dividend income, for federal income tax purposes.

Restricted Stock Units. Under current federal tax regulations, there will be no income tax consequences upon the award of restricted stock units. Restricted stock units represent an unfunded promise to distribute to the participant cash or a share of stock once the restrictions lapse. When the cash or shares of stock are received, a participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares. The Company will be entitled to a corresponding deduction of the same amount at that time. Additionally, amounts credited to the participant will be subject to employment taxes at the time his or her rights to the stock units are no longer forfeitable.

Section 162(m) Awards and Other Awards. The Incentive Plan allows the Committee to make awards that would not be performance-based for purposes of the exemption from the limitations of Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Approval of the Incentive Plan, as amended and restated, requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked otherwise, proxies received will be voted “FOR” the approval of the Incentive Plan.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the approval of the Incentive Plan, as amended and restated.

PROPOSAL NO. 4

APPROVAL OF THE SENIOR EXECUTIVE BONUS PLAN

This section summarizes the Senior Executive Bonus Plan (the “Bonus Plan”). This summary is qualified in its entirety by reference to the Bonus Plan itself set forth in Appendix B.

We are asking stockholders to approve the Bonus Plan so that the Company can continue to attract, retain and motivate key executives. The Company is required to submit the Bonus Plan for stockholder approval so that the plan may qualify under Section 162(m) of the Internal Revenue Code, which provides a federal income tax deduction for performance-based compensation. This qualification provides the Company with a potential federal income tax deduction for this compensation.

Our Board has approved the Bonus Plan, subject to approval by our stockholders at the meeting. Approval of the Bonus Plan requires the affirmative vote of the majority of the shares having power present at the meeting, in person or by proxy, and entitled to vote on the proposal. If the proposed Bonus Plan is not approved by stockholders, it will be terminated. In that event, however, the Company likely will consider other forms of incentive pay for executives as may be necessary or appropriate to attract and retain key executive talent.

Purpose. The purpose of the Bonus Plan is to motivate key executives to achieve the Company’s strategic and financial goals and to perform to the best of their abilities. The plan is designed to accomplish this by paying awards only after the achievement of specified goals that are set at the beginning of the year as determined by the Compensation Committee (the “Committee”) , which is intended to consist of at least two directors who qualify as “outside directors” under Section 162(m).

The Bonus Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year, unless the compensation is “performance-based” under Section 162(m). If the compensation qualifies as “performance-based,” the Company will receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan is designed to pay incentive compensation that is performance-based and therefore fully tax-deductible on the Company’s federal income tax return.

Eligibility. The Committee selects the employees of the Company and its affiliates who are eligible to receive awards under the Bonus Plan. Performance periods may have any duration selected by the Committee. The actual number of employees who are eligible to receive an award during any particular performance period cannot be determined in advance because the Committee has discretion to select the participants. We currently expect that no more than 18 officers will participate in the Bonus Plan during performance periods that begin in calendar year 2010. Performance periods may overlap if more than one multi-year performance period is used.

Target Awards and Performance Goals. The Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant for a performance period. The participant’s target award is expressed as a percentage of his or her base salary at the end of the fiscal year. The performance goals require the achievement of objectives relating to one or more of the following:

•	Accounts Receivable,

•	Adjusted EBITDA,

•	Application Penetration,

•	Average Revenue Per Customer Location (ARPU),

•	Bad Debt,

•	Capital Expenditures,

•	Customer Churn,

•	Customer Locations,

•	Customer Satisfaction MBOs,

•	Earnings Per Share,

•	EBIT,

•	EBITDA,

•	Free Cash Flow,

•	Gross Customer Additions,

•	Gross Profit Margin,

•	Individual MBOs,

•	Market Share,

•	Net Customer Additions,

•	Net Income,

•	Net Profit Margin,

•	Network Availability,

•	Operating Cash Flow,

•	Operating Profit,

•	Price Per Share of Stock,

•	Return on Capital,

•	Return on Designated Assets,

•	Return on Equity,

•	Return on Sales,

•	Revenue,

•	Sales Rep Attrition,

•	Sales Rep Productivitiy,

•	Total Shareholder Return, and/or

•	Working Capital

Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited to, the passage of time and/or against other companies, indices or financial metrics, (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis.

Actual Awards. After a performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded, as determined by the Committee. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $3 million per person in any performance period of up to and including one year and $4 million per person in any performance period longer than one year, even if the formula otherwise indicates a larger award. In addition, the Committee has discretion to reduce or eliminate, but not increase, the award determined by the formula.

If a participant terminates employment before the end of the performance period for which a bonus may be earned, the participant will not receive an award for that period, even if the performance goals actually are achieved, unless the Committee determines otherwise.

Actual awards generally are paid in cash in the calendar year following the calendar year in which the applicable performance period ends. However, the Committee instead may convert the cash payment into an equity payment to be paid under one of our equity plans.

Administration, Amendment and Termination. The Committee administers the Bonus Plan. Members of the Committee are intended to qualify as outside directors under Section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:

•	select the employees who will receive awards,

•	determine the target award for each participant,

•	determine the performance goals that must be achieved before any actual awards are paid,

•	determine the duration of any performance periods,

•	determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals, and

•	interpret the Bonus Plan and any provisions of the Bonus Plan.

The Board may amend or terminate the Bonus Plan at any time and for any reason. An amendment will be submitted for stockholder approval if necessary to maintain the plan’s compliance with Section 162(m).

Awards Granted to Certain Employees. Awards under the Bonus Plan are determined based on future performance, so future actual awards, if any, cannot now be determined.

Our executive officers have a financial interest in this proposal because the Committee may select one or more of our executive officers as eligible to receive awards under the Bonus Plan.

Recommendation of the Board of Directors:

The Board recommends a vote “FOR” the approval of the Senior Executive Bonus Plan.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders, submitted in accordance with SEC’s Rule 14a-8, must be received by the Secretary of the Company, Mr. Fugate, at Cbeyond, Inc., 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, no later than December 24, 2009.

Under the Company’s Bylaws, shareholder proposals not submitted for inclusion in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders under SEC Rule 14a-8, and instead sought to be presented directly at the 2010 Annual Meeting of Stockholders, must be received by the Secretary of the Company, Mr. Fugate, at Cbeyond, Inc. 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, no later than April 3, 2010. Specifically, the Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. These notices must set forth certain information specified in the Company’s Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of the Company’s 2008 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2008 on Form 10-K with the SEC. stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cbeyond, Inc., Attn: Investor Relations, 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339. Stockholders may also obtain a copy of the Form 10-K by accessing the Company’s website at www.cbeyond.net.

By Order of the Board of Directors

J. Robert Fugate, Chief Financial Officer

April 23, 2009

Atlanta, Georgia

Appendix A

CBEYOND COMMUNICATIONS, INC.

2005 EQUITY INCENTIVE AWARD PLAN

(as amended and restated on April 22, 2009)

ARTICLE 1

PURPOSE

The purpose of the Cbeyond Communications, Inc. 2005 Equity Incentive Award Plan, as amended and restated on April 22, 2009 (the “Plan”) is to promote the success and enhance the value of Cbeyond Communications, Inc., a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 13.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause,” unless otherwise defined in an employment or services agreement between the Participant and the Company or any Parent or Subsidiary, means a Participant’s dishonesty, fraud, gross or willful misconduct against the Company or any Parent or Subsidiary, unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, or conviction of, or plea of nolo contendre to, a crime punishable by law (except misdemeanor violations), in each case as determined by the Administrator, and its determination shall be conclusive and binding.

2.6 “Change in Control” means and includes each of the following:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership”

(as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c), or

(iv) an acquisition of voting securities pursuant to the Company’s initial public offering of the Stock;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.6: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(b) during any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c) of this Section 2.6 whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this paragraph (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8 “Committee” means the committee of the Board described in Article 13.

2.9 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary to render such services.

2.10 “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” shall mean the date immediately prior to the Public Trading Date.

2.14 “Eligible Individual” means any person who is a member of the Board, a Consultant or an Employee, as determined by the Administrator.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17 “Expiration Date” has the meaning set forth in Section 14.3.

2.18 “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange for the last market trading day prior to the date of determination for which a closing sales price is reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.19 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.20 “Independent Director” means a member of the Board who is not an Employee.

2.21 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Parent” means any “parent corporation” as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.25 “Participant” means any Eligible Individual who, as a member of the Board, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27 “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on designated assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share, adjusted EBITDA (net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense), capital expenditures (cash and non-cash expenditures to purchase or upgrade property and equipment, on a combined basis), customers (individual customer locations, excluding Employees and certain third parties selling the Company’s services), EBITDA (net income (loss) before interest, income, taxes, depreciation and amortization), EBIT (net income (loss) before interest, income and taxes), return on capital, price per share of stock, customer satisfaction MBO’s (management by objectives), individual MBO’s (management by objectives), market share, customer churn (number of customers who discontinue service divided by either the total number of beginning of period customers or the middle-of-period number of customers), gross customer additions (customer location additions before the number of customer churn), net customer additions (gross customer location additions less the number of customer churn), accounts receivable, bad debt expense, total shareholder return, application penetration (number of applications used per customer or other similar metric for measuring applications used by customers), average revenue per customer location (revenue divided by average end of period customer locations), network availability (percentage of time the network or a portion of the network or any application is active and available for use by customers), sales rep productivity (either amount of customers or revenue divided by the number of average sales representatives) and sales rep attrition (percentage of sales representatives leaving divided by either the beginning of period or average number of sales representatives), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited to, the passage of time and/or against other companies, indices (e.g., Russell 3000) or financial metrics, (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments, subdivision, Subsidiary or products of the Company and/or (v) on a pre-tax or after-tax basis. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Plan” means this Cbeyond Communications, Inc. 2005 Equity Incentive Award Plan, as amended and restated on April 22, 2009, and as it may be amended from time to time.

2.31 “Prior Plans” has the meaning set forth in Section 3.1(a).

2.32 “Public Trading Date” means the first date upon which the Company is subject to the reporting requirements of Section 13 or 15(d)(2) of the Exchange Act.

2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.35 “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.36 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.37 “Section 409A Award” has the meaning set forth in Section 10.1.

2.38 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Stock on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.41 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.42 “Successor Entity” has the meaning set forth in Section 2.6.

2.43 “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.44 “Termination of Directorship” shall mean the time when a Participant who is a Non-Employee Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

2.45 “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Parent or Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Parent or Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 2,190,722 shares; plus (ii) the number of shares of Stock remaining available for issuance and not subject to awards granted under the Cbeyond Communications, Inc. 2002 Equity Incentive Plan and the Cbeyond Communications, Inc. 2000 Stock Incentive Plan (together, the “Prior Plans”) as of the Effective Date; plus (iii) with respect to awards granted under the Prior Plans on or before the Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Prior Plans, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited to or repurchased by the Company. The aggregate number of shares of Stock authorized for issuance under the Prior Plans was 3,615,030 shares and, accordingly, the total number of shares of Stock under clauses (ii) and (iii) in the preceding sentence shall not exceed 3,615,030 shares. In addition, subject to Article 12, commencing on January 1, 2006, and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of (i) (A) 18.5% of the Company’s outstanding shares of Stock on such date, calculated on a fully-diluted basis, less (B) the sum of (1) the aggregate number of shares of Stock remaining available for issuance under the Plan as of such date, plus (2) the aggregate number of shares of Stock subject to outstanding Awards and unvested shares of Restricted Stock granted under the Plan as of such date, plus (3) the number of shares of Stock subject to outstanding awards and unvested shares of restricted stock granted under the Prior Plans as of such date, or (ii) a lesser amount determined by the Board. The number of shares of Stock determined under clause (i)(A) above (i.e., 18.5% of the Company’s outstanding shares of Stock on each January 1 during the term of the Plan) shall be increased by the number of shares of Stock issuable with respect to any outstanding awards of any entity acquired in any transaction during the term of the Plan pursuant to which the purchase price is paid by the Company or any Parent or Subsidiary in cash (determined as of the closing of such transaction), to the extent such awards are assumed, or other awards are issued in substitution for such outstanding awards, by the Company or any Parent or Subsidiary. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 12,886,598 shares, subject to Article 12 and Section 3.1(b).

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(c) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,804,124; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and members of the Board, as determined by the Administrator.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Parents or Subsidiaries operate or have Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Parents or Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Participant holding such Option, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

(c) Payment. The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock, or other property acceptable to the Administrator and payment through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2 Incentive Stock Options. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2 in addition to the requirements of Section 5.1:

(a) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of the grant and the Option is exercisable for no more than five years from the date of grant.

(b) Transfer Restriction. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.

(c) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(d) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances or installments or otherwise as the Administrator determines at the time of the grant of the Award or thereafter. Alternatively, these restrictions may lapse pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Award or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator.

6.3 Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2 Terms of Stock Appreciation Rights.

(a) A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of

Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3 Payment and Limitations on Exercise.

(a) Subject to Sections 7.3(b) and (c), payment of the amounts determined under Sections 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements of Section 409A of the Code, specify the date of payment, which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c) To the extent any payment under Section 7.2(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.2 Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Eligible Individual. The number of shares shall be determined by the Administrator and may be based upon the Performance Goals or other specific performance goals determined appropriate by the Administrator.

8.3 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the

Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Administrator in its discretion.

8.5 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.6 Form of Payment. Payments with respect to any Awards granted under Sections 8.1, 8.2 or 8.3 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.7 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

COMPLIANCE WITH SECTION 409A OF THE CODE

10.1 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 10, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 10.

10.2 Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the Participant’s separation from service, as determined by the Secretary of the Treasury;

(ii) the date the Participant becomes disabled;

(iii) the Participant’s death;

(iv) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation;

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or

(vi) the occurrence of an unforeseeable emergency with respect to the Participant.

(b) In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3 Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4 Elections under Section 409A Awards.

(a) Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i) In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii) In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b) In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve months after the date on which the election is made,

(ii) in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii) in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5 Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE 11

PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Limits on Transfer.

(a) Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator.

11.4 Beneficiaries. Notwithstanding Section 11.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

11.5 Stock Certificates; Book-Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3, provided that any adjustment of the limitations in Section 3.1 shall be subject to the fourth sentence of Section 3.1); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant, exercise or purchase price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

12.2 Acceleration Upon a Change in Control. Notwithstanding Section 12.1(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 13

ADMINISTRATION

13.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors, and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board,, and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

13.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14

EFFECTIVE AND EXPIRATION DATES

14.1 Effective Date. The Plan was originally effective as of the Effective Date.

14.2 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders.

14.3 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of September 19, 2005 (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 12). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 12, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16

GENERAL PROVISIONS

16.1 No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, and other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

16.5 Unfunded Status of Awards. The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

16.6 Indemnification. To the extent allowable pursuant to applicable law, the Administrator (and each member thereof) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

* * * * *

I hereby certify that the foregoing Plan was originally duly adopted by the Board of Directors of Cbeyond Communications, Inc. on September 19, 2005.

* * * * *

I hereby certify that the foregoing Plan was originally approved by the stockholders of Cbeyond Communications, Inc. on September 27, 2005.

* * * * *

I hereby certify that the foregoing Plan was amended and restated by the Board of Directors of Cbeyond Communications, Inc. on April 22, 2009.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Cbeyond Communications, Inc. on                     , 2009.

Executed on this      day of                     , 2009.

J. Robert Fugate, Secretary

Appendix B

CBEYOND, INC.

SENIOR EXECUTIVE BONUS PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1 Purpose. Cbeyond, Inc. hereby establishes the Senior Executive Bonus Plan (the “Plan”) effective as of January 1, 2010, subject to the receipt of stockholder approval as required below in Section 1.2. hereof. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Code Section 162(m).

1.2 Effective Date. The Plan is subject to the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Accounts Receivable” means the amounts the Company is owed from customers, determined in accordance with generally accepted accounting principles.

2.2 “Actual Award” means as to any Performance Period, the actual (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.3 “Adjusted EBITDA” means as to any Performance Period, the Company’s or a business unit’s net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense.

2.4 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.5 “Application Penetration” means as to any Performance Period, the Company’s or a business unit’s number of applications used per customer or other similar metric for measuring applications used by customers.

2.6 “Average Revenue Per Customer Location (ARPU)” means as to any Performance Period, the Company’s or a business unit’s (i) Revenue divided by (ii) average end of period customer locations.

2.7 “Bad Debt Expense” means as to any Performance Period, the amount of expense recognized as uncollectible amounts owed from customers, determined in accordance with generally accepted accounting principles.

2.8 “Base Salary” means as to any Performance Period, 100% of the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.9 “Board” means the Company’s Board of Directors.

2.10 “Capital Expenditure” means as to any Performance Period, the Company’s or a business unit’s cash and non-cash expenditures to purchase or upgrade property and equipment, on a combined basis.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board.

2.13 “Company” means Cbeyond, Inc., a Delaware corporation.

2.14 “Customer Churn” means as to any Performance Period, the Company’s or a business unit’s (i) number of customers who discontinue service divided by (ii) either the total number of beginning of period customers or the middle-of-period number of customers.

2.15 “Customer Locations” means as to any Performance Period, the Company’s or a business unit’s individual customer locations and excludes our employees and certain third parties selling our services.

2.16 “Customer Satisfaction MBOs” means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements and/or ratings.

2.17 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code, which is currently no later than the earlier of (i) 90 days after the beginning of the Performance Period, or (ii) the elapsing of 25% of the Performance Period.

2.18 “EBIT” means as to any Performance Period, the Company’s or a business unit’s net income (loss) before interest and income taxes.

2.19 “EBITDA” means as to any Performance Period, the Company’s or a business unit’s net income (loss) before interest, income taxes, depreciation and amortization.

2.20 “Earnings Per Share” means as to any Performance Period, Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

2.21 “Free Cash Flow” means as to any Performance Period, either (i) cash flow from operations, adjusted EBITDA, or EBITDA less (ii) capital expenditures.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Gross Customer Additions” means as to any Performance Period, the Company’s or a business unit’s Customer Location additions before the number of Customer Churn.

2.24 “Gross Profit Margin” means as to any Performance Period, the Company’s or a business unit’s (i) gross profit (Revenue less Cost of Revenue) divided by (ii) Revenue, determined in accordance with generally accepted accounting principles.

2.25 “Individual MBOs” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Committee, in its discretion.

2.26 “Market Share” means as to any Performance Period, the Company’s or a business unit’s percentage of a market segment with respect to customers or Revenue.

2.27 “Maximum Award” means as to any Participant (i) for any Performance Period up to one year, $3 million, and (ii) for any Performance Period of more than one year, $4 million. The Maximum Award is the maximum amount which may be paid to a Participant for any Performance Period.

2.28 “Net Customer Additions” means as to any Performance Period, the Company’s or a business unit’s (i) gross customer location additions less (ii) the number of Customer Churn.

2.29 “Net Income” means as to any Performance Period, the income after taxes for the Performance Period determined in accordance with generally accepted accounting principles.

2.30 “Net Profit Margin” means as to any Performance Period, the Company’s or a business unit’s (i) net income divided by (ii) Revenue, determined in accordance with generally accepted accounting principles.

2.31 “Network Availability” means as to any Performance Period, the Company’s or a business unit’s percentage of time the network or a portion of its network or any of its applications, is active and available for use by customers.

2.32 “Operating Cash Flow” means cash flow from operations for the Performance Period, determined in accordance with generally accepted accounting principles.

2.33 “Operating Profit” means as to any Performance Period, the difference between Revenue and related costs and expenses, excluding income derived from sources other than regular activities and before income deductions.

2.34 “Participant” means as to any Performance Period, an employee of the Company or of an Affiliate who has been selected by the Committee for participation in the Plan for that Performance Period.

2.35 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards, if any, to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.36 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee, in its discretion, to be applicable to a Participant for a Performance Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Revenue, (b) Customer Satisfaction MBOs, (c) Earnings Per Share, (d) Individual MBOs, (e) Market Share, (f) Net Income, (g) Customer Locations, (h) Operating Profit, (i) Return on Designated Assets, (j) Return on Equity, (k) Return on Sales, (l) Total Shareholder Return, (m) Adjusted EBITDA, (n) EBITDA, (o) EBIT, (p) Return on Capital (q) Capital Expenditures, (r) Operating Cash Flow, (s) Free Cash Flow, (t) Customer Churn, (u) Gross Customer Additions, (v) Net Customer Additions, (w) Gross Profit Margin, (x) Working Capital, (y) Net Profit Margin, (z) Accounts Receivable, (aa) Bad Debt Expense (ab) Price Per Share of Stock, (ac) Application Penetration, (ad) Average Revenue Per Customer Location, (ae) Network Availability, (af) Sales Rep Productivity and (ag) Sales Rep Attrition. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited to, the passage of time and/or against other companies, indices (e.g., Russell 3000) or financial metrics, (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions, extraordinary items, charges for restructurings, discontinued operations, other unusual and non-recurring items, tax or accounting changes) shall be included in or excluded from the calculation of any

Performance Goal with respect to any Participants, whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles.

2.37 “Performance Period” means any Fiscal Year or such other period shorter or longer than a Fiscal Year, as determined by the Committee in its sole discretion.

2.38 “Price Per Share of Stock” means the Nasdaq closing price of our common stock on a given date.

2.39 “Return on Designated Assets” means as to any Performance Period, Net Income divided by the average of beginning and ending designated Company or business unit assets.

2.40 “Return on Equity” means as to any Performance Period, the percentage equal to Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.41 “Return on Capital” means as to any Performance Period, (i) net operating income after taxes divided by (ii) total assets minus cash and investments (except in strategic alliances) minus non-interest-bearing liabilities.

2.42 “Return on Sales” means as to any Performance Period, the percentage equal to Net Income, divided by Revenue.

2.43 “Revenue” means net sales for the Performance Period, determined in accordance with generally accepted accounting principles.

2.44 “Sales Rep Productivity” means as to any Performance Period, the Company’s or a business unit’s (i) either amount of customers or Revenue added divided by (ii) the number of average sales representatives.

2.45 “Sales Rep Attrition” means as to any Performance Period, the Company’s or business unit’s (i) percentage of sales representatives leaving divided by (ii) either the beginning or average number of sales representatives.

2.46 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.47 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

2.48 “Working Capital” means as to any Performance Period, (i) current assets less (ii) current liabilities, determined in accordance with generally accepted accounting principles.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the employees of the Company who shall be Participants for the Performance Period. An employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

3.2 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award, if any, payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award under the Plan may exceed his or her Maximum Award.

3.5 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) if a Participant terminates employment with the Company prior to the end of a Performance Period, he or she shall not be entitled to the payment of an Actual Award for the Performance Period, unless the Committee determines otherwise.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made in the calendar year following the calendar year in which the applicable Performance Period ended. Each payment and benefit payable under this Plan is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of an equity award granted under one of the Company’s then existing equity plans. The number of shares granted pursuant to an equity award shall be determined by either dividing the cash amount foregone by the fair market value of a share on the date that the cash payment otherwise would have been made or by dividing the cash amount foregone by the value of a Company option on the date that the cash payment otherwise would have been made. The “value of a Company option” shall be determined using the option pricing model used by the Company for FAS 123R purposes. For this purpose, “fair market value” shall mean the closing price on the NASDAQ Stock Market for the day in question.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

5.5 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, FICA, state, and local taxes.

SECTION 6

GENERAL PROVISIONS

6.1 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.2 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.4 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.5 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

6.6 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.7 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

6.8 Governing Law. The Plan and all award agreements shall be construed in accordance with and governed by the laws of the State of Georgia, excluding its conflicts of laws provisions.

SECTION 7

AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

CBEYOND, INC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held at 9:30 a.m., June 12, 2009

The proxy statement is available at: http://ir.cbeyond.net/annual-proxy.cfm and the annual report to shareholders (Form 10-K) is available at: http://ir.cbeyond.net/annuals.cfm.

The materials available at the website are the proxy statement and annual report to shareholders (Form 10-K).

The annual shareholder meeting will be held at 9:30 a.m., local time, on June 12, 2009 at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339. The matters to be covered are noted below:

1. Election of Directors;

2. Ratification of the Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3. Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated to add additional performance goals, for Section 162(m) purposes;

4. Approval of the Cbeyond, Inc. Senior Executive Bonus Plan for Section 162(m) purposes;

5. Other matters as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of Cbeyond recommends voting FOR Proposal 1-Election of Directors and Proposal 2-Ratification of the Selection of Ernst

& Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, Proposal 3-Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated, and Proposal 4-Approval of the Cbeyond, Inc. Senior Executive Bonus Plan.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Kurt Abkemeier; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

CBEYOND, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 12, 2009 AT 9:30 A.M.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned holder of common stock, par value $0.01, of Cbeyond, Inc. (the “Company”) hereby appoints J. Robert Fugate as proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 12, 2009 at 9:30 a.m. local time, at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, GA 30339, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CBEYOND, INC.

June 12, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:30 A.M., JUNE 12, 2009

The proxy statement is available at: http://ir.cbeyond.net/annual-proxy.cfm and the annual report to stockholders (Form 10-K) is available at: http://ir.cbeyond.net/annuals.cfm.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20333030000000000000 3 061209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Class I Directors

NOMINEES:

FOR THE NOMINEES D. Scott Luttrell James N. Perry, Jr.

WITHHOLD AUTHORITY Martin Mucci FOR THE NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of Ernst & Young LLP as Independent Registered

Public Accounting Firm for 2009.

3. Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan,

as amended and restated to add additional performance goals,

for Section 162(m) purposes.

4. Approval of the Cbeyond, Inc. Senior Executive Bonus Plan for

Section 162(m) purposes.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the Proposals are fully explained.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CBEYOND, INC.

June 12, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:30 A.M., JUNE 12, 2009

The proxy statement is available at: http://ir.cbeyond.net/annual-proxy.cfm and the annual report to stockholders (Form 10-K) is available at: http://ir.cbeyond.net/annuals.cfm.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20333030000000000000 3 061209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Class I Directors

NOMINEES:

FOR THE NOMINEES D. Scott Luttrell James N. Perry, Jr.

WITHHOLD AUTHORITY Martin Mucci FOR THE NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2009.

3. Approval of the Cbeyond, Inc. 2005 Equity Incentive Award Plan, as amended and restated to add additional performance goals, for Section 162(m) purposes.

4. Approval of the Cbeyond, Inc. Senior Executive Bonus Plan for Section 162(m) purposes.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the Proposals are fully explained.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.